UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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MFA Mortgage Investments, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2004

To the Stockholders of MFA Mortgage Investments, Inc.:

               The 2004 Annual Meeting of Stockholders (the “Annual Meeting”) of MFA Mortgage Investments, Inc. (the “Company”) will be held at the Regency Hotel, 540 Park Avenue, New York, New York, on Thursday, May 27, 2004, at 10:00 a.m., New York City time, for the following purposes:

(1)

To elect three Class III Directors to serve on the Company’s Board of Directors (the “Board”) until the 2007 Annual Meeting of Stockholders and one Class I Director to serve on the Board until the 2005 Annual Meeting of Stockholders;

(2)

To amend and restate the Company’s Second Amended and Restated 1997 Stock Option Plan by replacing it with the Company’s 2004 Equity Compensation Plan, which will increase the number of shares of common stock available for grant by the Company from 1,400,000 to 3,500,000 and makes certain other changes as described in the enclosed proxy statement;

(3)	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004; and

(4)	To transact such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

               The close of business on April 12, 2004 has been fixed by the Board as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any postponements or adjournments thereof.

               We hope all stockholders who can do so will attend the Annual Meeting in person.  Whether or not you plan to attend, we urge you to complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope provided for that purpose or, in the alternative, instruct the proxies for the Annual Meeting how to vote your common stock in the Company by telephone or via the internet.  By returning your proxy promptly, either by mail, telephone or the internet, you can help the Company avoid the expense of follow-up mailings to ensure the presence of a quorum at the Annual Meeting.  If you attend the Annual Meeting, you may revoke your proxy and vote your shares in person.

               THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF THE COMPANY.  THE BOARD RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS.

By Order of the Board of Directors

Timothy W. Korth
General Counsel, Senior Vice President – Business Development and Secretary

New York, New York
April 2l, 2004

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2004

               This Proxy Statement is being furnished in connection with the solicitation of proxies by, and on behalf of, the Board of Directors (the “Board”) of MFA Mortgage Investments, Inc., a Maryland corporation (the “Company”), for use at its 2004 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Regency Hotel, 540 Park Avenue, New York, New York, on May 27, 2004, at 10:00 a.m., New York City time, or at any postponements or adjournments thereof.

               Stockholders are requested to complete, date and sign the enclosed proxy card (the “Proxy”) and return it in the postage-prepaid envelope provided.  Alternatively, stockholders may instruct the proxies for the Annual Meeting how to vote their shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company by using the toll-free telephone number or the internet voting website provided for this purpose.  Specific voting instructions regarding the telephone and internet voting options are included on the enclosed Proxy.  Stockholders who vote by telephone or via the internet do not need to return their Proxy.

               Valid Proxies will be voted as specified thereon at the Annual Meeting.  Any stockholder giving a Proxy in the accompanying form or by using the toll-free telephone number or the internet voting website retains the power to revoke such Proxy at any time prior to its exercise by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date or upon request if the stockholder attends the Annual Meeting and chooses to vote in person.  Any notice of revocation sent to the Company must include the stockholder’s name and must be received prior to the Annual Meeting to be effective.  If a Proxy is properly signed, returned without specifying any instructions and not revoked prior to the Annual Meeting, the shares represented by such Proxy will be voted FOR the election of the three nominees to serve as Class III Directors until the 2007 Annual Meeting of Stockholders and the one nominee to serve as a Class I Director until the 2005 Annual Meeting of Stockholders, FOR the amendment and restatement of the Company’s Second Amended and Restated 1997 Stock Option Plan (the “1997 Stock Option Plan”) by replacing it with the Company’s 2004 Equity Compensation Plan (the “2004 Equity Compensation Plan”), which will increase the number of shares of Common Stock available for grant by the Company from 1,400,000 to 3,500,000 and makes certain other changes as described in this Proxy Statement, and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2004.

               This Proxy Statement, the Notice of Annual Meeting of Stockholders and the Proxy are first being sent to stockholders on or about April 21, 2004.

ANNUAL REPORT

               This Proxy Statement is accompanied by the Annual Report to Stockholders of the Company for the year ended December 31, 2003, including financial statements audited by Ernst & Young LLP, the Company’s independent auditors, and their report thereon, dated February 4, 2004.

VOTING SECURITIES AND RECORD DATE

               Holders of shares of Common Stock will be entitled to one vote for each share of Common Stock held of record at the close of business on April 12, 2004 (the “Record Date”) with respect to (i) the election of the three nominees to serve as Class III Directors on the Board until the 2007 Annual Meeting of Stockholders and the one nominee to serve as a Class I Director on the Board until the 2005 Annual Meeting of Stockholders, (ii) the amendment and restatement of the Company’s 1997 Stock Option Plan by replacing it with the 2004 Equity Compensation Plan, (iii) the ratification and appointment of Ernst & Young LLP as the Company’s independent auditors for 2004 and (iv) any other proposal for stockholder action as may properly come before the Annual Meeting.  Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purposes of determining whether a quorum is present at the Annual Meeting and each is tabulated separately.  A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner.  A broker non-vote does not count as a vote in favor of or against a particular proposal for which the broker has no discretionary voting authority.  In addition, the shares of Common Stock represented by valid Proxies that abstain with respect to any matter will not be counted as an affirmative vote in determining whether the requisite vote of the shares was cast in favor of that matter.

               The disposition of business scheduled to come before the Annual Meeting, assuming a quorum is present, will require the following affirmative votes: (i) for the election of the three nominees to serve as Class III Directors and the one nominee to serve as a Class I Director, a plurality of the shares of Common Stock, present or represented by Proxy at the Annual Meeting; (ii) for amendment and restatement of the Company’s 1997 Stock Option Plan by replacing it with the 2004 Equity Compensation Plan, a majority of the shares of Common Stock, present or represented by Proxy at the Annual Meeting; and (iii) for the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2004, a majority of the shares of Common Stock, present or represented by Proxy at the Annual Meeting.

               As of the Record Date, the Company had issued and outstanding 74,976,327 shares of Common Stock.

1.  ELECTION OF DIRECTORS

Board of Directors

               In accordance with the Company’s Amended and Restated Articles of Incorporation (the “Charter”) and Bylaws, the Board of the Company is currently comprised of seven Directors, Stewart Zimmerman, Stephen R. Blank, Edison C. Buchanan, Michael L. Dahir, Alan L. Gosule, George H. Krauss and W. David Scott, and is divided into three classes, with Messrs. Blank and Buchanan constituting the Class I Directors, Messrs. Dahir and Krauss constituting the Class II Directors and Messrs. Zimmerman, Gosule and Scott constituting the Class III Directors.  One class of Directors is elected at each annual meeting of the Company’s stockholders for a term of three years.  The term of the Class III Directors expires at the Annual Meeting.  The terms of the other two classes of Directors expire at the 2005 Annual Meeting of Stockholders (Class I Directors) and the 2006 Annual Meeting of Stockholders (Class II Directors).

               In March 2004, (i) Mr. Buchanan was appointed, in accordance with the Company’s Bylaws, to the Board as a Class I Director by the other Directors then in office to fill the vacancy created following the retirement of Michael B. Yanney, a former Class I Director, in March 2003 and (ii) Mr. Scott notified the Board that he would not be standing for re-election at the Annual Meeting following the end of his current term as a Class III Director.

               Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, (i) Messrs. Zimmerman and Gosule and James A. Brodsky have been nominated by the Board to stand for election as Class III Directors by the holders of Common Stock at the Annual Meeting to serve until the 2007 Annual Meeting of Stockholders or until their respective successors are elected and qualified and (ii) Mr. Buchanan has been nominated by the Board to stand for election, in accordance with the Company’s Bylaws, as a Class I Director by the holders of Common Stock at the Annual Meeting to serve until the 2005 Annual Meeting of Stockholders or until his successor is elected and qualified.  It is intended that the shares of Common Stock represented by properly executed Proxies will be voted by the Proxy holders FOR the election of Messrs. Zimmerman, Brodsky and Gosule as Class III Directors and Mr. Buchanan as a Class I Director, unless authority to so vote is withheld.  If the candidacy of Messrs. Zimmerman, Brodsky, Gosule or Buchanan should, for any reason, be withdrawn, the Proxy holders will vote in favor of such substituted nominee (if any) as shall be designated by the Proxy holders.  The Board has no reason to believe that, if elected, Messrs. Zimmerman, Brodsky and Gosule will be unable or unwilling to serve as Class III Directors or Mr. Buchanan will be unable or unwilling to serve as a Class I Director.

Nominees for Election as Class III Directors

               The following information is furnished regarding the nominees for election as Class III Directors by the holders of Common Stock.

               Stewart Zimmerman, 59, has served as Chief Executive Officer, President and a Director of the Company since 1997 and was appointed Chairman of the Board in March 2003. From 1989 through 1997, he initially served as a consultant to The America First Companies and became Executive Vice President of America First Companies, LLC (“America First”).  During such time, he held a number of positions: President and Chief Operating Officer of America First REIT, Inc., and President of several America First mortgage funds, including America First Participating/Preferred Equity Mortgage Fund, America First PREP Fund 2, America First PREP Fund II Pension Series Limited Partnership, Capital Source L.P., Capital Source II L.P.A, America First Tax Exempt Mortgage Fund Limited Partnership and America First Tax Exempt Fund 2 Limited Partnership.  From 1986 through 1989, Mr. Zimmerman served as a Managing Director and Director of Security Pacific Merchant Bank.  From 1982 through 1986, Mr. Zimmerman served as First Vice President of EF Hutton & Company, Inc.  From 1980 through 1982, Mr. Zimmerman was employed by First Pennco Securities and Cralin & Company.  From 1977 to 1980, he served as Vice President of Lehman Brothers.  Prior to that time, Mr. Zimmerman was an officer of Bankers Trust Company as well as Vice President of Zenith Mortgage Company.

               James A. Brodsky, 58, has been nominated to stand for election as a Class III Director to the Board.  Mr. Brodsky is a partner in, and a founding member of, the law firm of Weiner Brodsky Sidman Kider PC in Washington, D.C. and has practiced law with that firm and its predecessor since 1977.  Prior to 1977, Mr. Brodsky was a Deputy Assistant Secretary with the U.S. Department of Housing and Urban Development.  He is also the Chairman of the board of directors of the Montgomery Housing Partnership (the largest private not-for-profit developer, owner and manager of affordable housing communities in Montgomery County, Maryland) and Co-Founder and Co-Chairman of the Washington Area Housing Trust Fund (a million-dollar revolving fund resource for the preservation and re-development of affordable housing in the Washington, D.C. area).

               Alan L. Gosule, 63, has served as a Director of the Company since 2001.  Mr. Gosule is a partner in the law firm of Clifford Chance US LLP (“Clifford Chance”) in New York, New York and has practiced law with such firm and its predecessor since 1991.  He serves as the Regional Head of Clifford Chance’s Real Estate Department for the Americas and, prior to 2002, was the Regional Head of such firm’s Tax, Pension and Employment Department for the Americas.  Prior to 1991, Mr. Gosule practiced law with the firm of Gaston & Snow, where he was a member of such firm’s Management Committee and the Chairman of the Tax Department.  Mr. Gosule also serves as a member of the boards of directors of Home Properties, Inc. and Colonnade Partners, as well as a member of the board of advisors of Paloma LLC, the general partner of Simpson Housing Limited Partnership, and a voting trustee of F.L. Putnam Investment Management Company.

Nominee for Election as a Class I Director

               The following information is furnished regarding the nominee for election as a Class I Director by the holders of Common Stock.

               Edison C. Buchanan, 49, became a Class I Director of the Company in 2004.  Since 2001, Mr. Buchanan has been Corporate Advisor at The Trust for Public Land, a non-profit land conservation organization.  In 2000, Mr. Buchanan served as Managing Director and Head of the Domestic Real Estate Investment Banking Group of Credit Suisse First Boston.  From 1997 to 2000, he was a Managing Director in the Real Estate Investment Banking Group at Morgan Stanley Dean Witter & Co.  From 1981 to 1997, Mr. Buchanan was a Managing Director of various groups in the Investment Banking Division at Dean Witter Reynolds, Inc.  Mr. Buchanan also serves as a member of the board of directors of Pioneer Natural Resources Co. and Rio Grande School and as Chairman of the board of directors of The Commonwealth Conservatory.

               The Board recommends a vote FOR the election of Messrs. Zimmerman, Brodsky and Gosule as Class III Directors of the Company and Mr. Buchanan as a Class I Director of the Company.

Continuing Class I Director

               The following information is furnished regarding the Company’s Class I Director (who will continue to serve on the Board until the 2005 Annual Meeting of Stockholders or until his successor is elected and qualified).

               Stephen R. Blank, 58, has served as a Director of the Company since 2002.  Since 1998, Mr. Blank has been Senior Resident Fellow, Finance, at the Urban Land Institute (“ULI”), a non-profit education and research institute which studies land use and real estate developmental policy.  Prior to joining ULI, Mr. Blank served from 1993 to 1998 as Managing Director – Real Estate Investment Banking of CIBC Oppenheimer Corp.  From 1989 to 1993, Mr. Blank was Managing Director of Cushman & Wakefield, Inc.’s Real Estate Corporate Finance Department.  From 1979 to 1989, Mr. Blank served as Managing Director – Real Estate Investment Banking of Kidder, Peabody & Co.  From 1973 to 1979, Mr. Blank was employed by Bache & Co., Incorporated as Vice President, Direct Investment Group.  Mr. Blank also serves as a member of the boards of directors of WestCoast Hospitality Corporation and BNP Residential Trust, Inc., as a member of the boards of trustees of Atlantic Realty Trust and Ramco-Gershenson Properties Trust, and as a member of the board of advisors of Paloma LLC, the general partner of Simpson Housing Limited Partnership.

Continuing Class II Directors

               The following information is furnished regarding the Company’s Class II Directors (who will continue to serve on the Board until the 2006 Annual Meeting of Stockholders or until their respective successors are elected and qualified).

               Michael L. Dahir, 55, has served as a Director of the Company since 1998.  From 1988 to present, Mr. Dahir has been the President and Chief Executive Officer of Omaha State Bank in Omaha, Nebraska.  From 1974 to 1988, Mr. Dahir held various positions with Omaha National Bank, including Vice President, Investment Department Head, Senior Vice President and Chief Financial Officer of FirsTier Holding Company, which acquired Omaha National in 1984.  Mr. Dahir is a non-practicing certified public accountant.  Mr. Dahir is Chairman of the Jesuit Provincial Office in Milwaukee, Wisconsin, serves on the board of Catholic Charities and is the president of the Omaha, Nebraska chapter of Legatus.

               George H. Krauss, 62, has served as a Director of the Company since 1997.  Mr. Krauss has been a consultant to America First since 1997.  From 1972 to 1997, Mr. Krauss practiced law with Kutak Rock LLP, serving as such firm’s managing partner from 1983 to 1993, and continues to be Of Counsel to such firm.  Mr. Krauss has extensive experience in corporate, merger and acquisition and regulatory matters.  In addition to his legal education, Mr. Krauss has a Masters of Business Administration and is a registered Professional Engineer.  Mr. Krauss currently serves as a member of the boards of directors of Gateway, Inc., West Corporation and America First Apartment Investors, Inc.  Mr. Krauss is also on the board of directors of America First, which is the general partner of America First Real Estate Partners, L.P. and America First Tax Exempt Investors, L.P.

               In accordance with the Company’s Bylaws, vacancies occurring on the Board as a result of (i) the removal from office, resignation, retirement, death or disqualification of a Director may be filled by either the stockholders of the Company or a majority of the remaining Directors and (ii) an increase in the number of Directors serving on the Board may be filled by either the stockholders of the Company or a majority of the entire Board.

               There is no familial relationship among any of the members of the Board or executive officers of the Company, except that Ronald A. Freydberg, the Company’s Executive Vice President and Chief Portfolio Officer, and William S. Gorin, the Company’s Executive Vice President and Chief Financial Officer, are brothers-in-law.

2.  APPROVAL OF THE 2004 EQUITY COMPENSATION PLAN

               The Company’s stockholders are being asked to approve the amendment and restatement of the 1997 Stock Option Plan by replacing it with the 2004 Equity Compensation Plan.  The 2004 Equity Compensation Plan was adopted by the Board, upon the recommendation of the Compensation Committee of the Board, on March 30, 2004, subject to stockholder approval at the Annual Meeting.  The 1997 Stock Option Plan was initially approved by the Company’s stockholders on December 12, 1997 and was thereafter amended as of March 17, 2000 and March 8, 2001.

               As compared to the 1997 Stock Option Plan, the 2004 Equity Compensation Plan increases the number of shares of Common Stock available for grant by the Company, from 1,400,000 shares to 3,500,000 shares in the aggregate. The Board believes that this proposed increase in the number of shares of Common Stock available for grant by the Company is necessary to assure that there is a sufficient number of shares available to attract and retain the services of individuals essential to the Company’s long-term success.  If the 2004 Equity Compensation Plan is not approved at the Annual Meeting by the Company’s stockholders, no awards will be made thereunder.

               The following is a summary of the principal features of the 2004 Equity Compensation Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2004 Equity Compensation Plan and is subject in all respects to the actual plan document, a copy of which is attached hereto as Appendix A.

Summary of the 2004 Equity Compensation Plan

               Purpose.  The 2004 Equity Compensation Plan is intended to provide incentives to key employees, officers, Directors and others expected to provide significant services to the Company and any of its subsidiaries which, with the consent of the Board, participates in the 2004 Equity Compensation Plan (the “Participating Companies”), including the employees, officers and directors of the Participating Companies, to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Participating Companies, to attract new employees and to provide additional incentives to others to increase their efforts in providing significant services to the Company and the other Participating Companies.

               Administration.  The 2004 Equity Compensation Plan will be administered by a committee of the Board consisting solely of persons who are, at the time of their appointment, “non-employee directors” under Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, to the extent that relief is sought under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), “outside directors” under the rules under Section 162(m) of the Code or, if no committee exists, by the Board.  References below to the committee include a reference to the Board for any periods in which the Board is administering the 2004 Equity Compensation Plan.  The acts of a majority of the members present at any meeting of the committee at which a quorum is present, or acts approved in writing by a majority of the entire committee, shall be the acts of the committee for purposes of the 2004 Equity Compensation Plan.

               The committee generally has the full authority to administer and interpret the 2004 Equity Compensation Plan, to authorize the granting of awards, to determine the eligibility of an employee, Director or other eligible person to receive an award, to determine the number of shares of Common Stock to be covered by each award, to determine the terms, provisions and conditions of each award and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2004 Equity Compensation Plan or the administration or interpretation thereof.

               Eligibility and Types of Awards – General.  Eligibility for awards under the 2004 Equity Compensation Plan will be determined by the committee.  Directors, officers and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the committee as covered services for these purposes) to the Participating Companies are eligible to be granted stock options (“Options”), restricted stock, phantom shares, dividend equivalent rights (“DERs”) and other stock-based awards under the 2004 Equity Compensation Plan.

               Available Shares.  Subject to adjustment upon certain corporate transactions or events, a maximum of 3,500,000 shares of Common Stock may be granted under the 2004 Equity Compensation Plan (all of which may be issued as Options).  In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive Options for more than 500,000 shares, or restricted stock of more than 500,000 shares, of Common Stock in any one year under the 2004 Equity Compensation Plan.  As of the date of this Proxy Statement, an aggregate of 1,012,250 shares are subject to outstanding awards under the 2004 Equity Compensation Plan by virtue of having been subject to outstanding awards under the 1997 Stock Option Plan.  Shares of Common Stock that have been the subject of grants of restricted stock, phantom shares or Options that have been forfeited or that expire or terminate without having been exercised or paid, as the case may be, will not count towards the 3,500,000 share limitation and will be available for issuance under the 2004 Equity Compensation Plan.  In addition, no award may be granted under the 2004 Equity Compensation Plan to any person who, assuming exercise of all Options and payment of all awards held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock.  Unless previously terminated by the Board, new awards may be granted under the 2004 Equity Compensation Plan until the tenth anniversary of the date that such plan was approved by the Company’s stockholders.

               Stock Options.  The terms of specific Options, including whether Options shall constitute “incentive stock options” for purposes of Section 422(b) of the Code (“ISOs”), shall be determined by the committee.  The exercise price of an Option shall be determined by the committee and reflected in the applicable award agreement.  The exercise price of ISOs may not be lower than 100% (110% in the case of an ISO granted to a 10% stockholder) of the fair market value of the Common Stock on the date of grant.  The exercise price for any other Option so issued shall not be less than the fair market value on the date of grant.  Each Option will be exercisable after the period or periods specified in the award agreement, which will generally not exceed ten years from the date of grant (or five years in the case of an ISO granted to a 10% stockholder).  Options will be exercisable at such times and subject to such terms as determined by the committee.  Subject to the provisions of the applicable award agreement, (i) upon a termination of a participant’s employment or other service by the Company for any reason other than cause, a participant shall have the right, subject to certain restrictions, to exercise his or her Option at any time within three months after such termination to the extent that such Option had vested at the date of termination; provided, however, that if the participant dies while employed by the Company or within three months after such a termination, his or her Option may be exercised, to the extent that it had vested at the date of death, within 12 months after such death, (ii) upon a termination of employment or other service by the Company for cause or by the participant for any reason other than death, retirement or disability, any Options that are not exercised in full prior to such termination shall be cancelled and (iii) upon a termination of employment or other service for disability or retirement, a participant may exercise his or her Option within 24 months after such termination.

               Each member of the committee shall automatically be granted a non-qualified stock option (“NQSO”) to purchase 5,000 shares of Common Stock and 1,250 DERs upon the date such person is initially appointed to the committee.  Each Option granted to a committee member shall become exercisable commencing one year after the date of issuance (unless otherwise provided in the applicable award agreement) and shall expire ten years thereafter.

               Restricted Stock.  The committee shall have authority to award shares of restricted stock to eligible persons.  Restricted stock will vest over such periods as the committee shall determine at the time of grant and provide in the applicable award agreement.  The committee may impose other conditions on the award of restricted stock.  Restricted stock will be subject to such restrictions as the committee shall determine, including restrictions on sale, transfer or other alienation.

               Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by reason of death, retirement, disability or by the Company for any reason other than cause during the applicable restriction period, all restrictions on restricted stock granted to the applicable participant will immediately lapse.  Subject to the provisions of the applicable award agreement, upon a termination of employment or other service for all other reasons during the applicable restriction period, all shares of restricted stock still subject to restrictions shall be forfeited to the Company.

               Phantom Shares.  The committee shall have the authority to award phantom shares to eligible persons.  The committee may provide that any phantom share will expire at the end of a specified term and may impose conditions on the award of phantom shares.  Phantom shares will vest over such periods as the committee shall determine at the time of grant and provide in the applicable award agreement.  Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by the Company for cause during the applicable vesting period, all outstanding phantom shares granted to the applicable participant shall be forfeited and cease to be outstanding.  Subject to the provisions of the applicable award agreement, upon a termination of employment or other service by reason of death, retirement, disability or by the Company for any reason other than cause during the applicable vesting period, all outstanding phantom shares granted to the applicable participant will immediately become vested.  Subject to the provisions of the applicable award agreement, upon a termination of employment or other service for all other reasons during the applicable vesting period, all outstanding phantom shares granted to the applicable participant, to the extent that they are not vested, shall be forfeited and cease to be outstanding.  The committee may, in its discretion, permit a participant to elect to receive as settlement of the phantom shares installments over a period not to exceed ten years.  In addition, the committee may establish a program under which distributions with respect to phantom shares may be deferred for additional periods as set forth in the preceding sentence.  Unless otherwise provided by the committee, a phantom share will generally be settled on vesting by the transfer by the Company of a share of Common Stock to the participant.

               Dividend Equivalent Rights.  A DER is a right to receive, as specified by the committee at the time of grant, an amount equal to the dividend distributions paid on a share of Common Stock.  DERs will be exercisable separately or together with awards under the 2004 Equity Compensation Plan, and paid in cash or other consideration at such times, and in accordance with such rules, as the committee shall determine in its discretion.

               Other Stock-Based Awards.  The 2004 Equity Compensation Plan authorizes the committee to grant other awards based upon the Common Stock (including the grant of securities convertible into Common Stock) and subject to terms and conditions established by the committee at the time of grant.

               Performance-Based Awards.  The committee may provide that the grant or vesting of awards under the 2004 Equity Compensation Plan be made subject to the achievement of performance goals set by the committee in accordance with the 2004 Equity Compensation Plan in a timely fashion.  In establishing the applicable goals, the committee is authorized to choose from the following business criteria: (i) pre-tax income, (ii) after-tax income, (iii) net income, (iv) operating income, (v) cash flow, (vi) earnings per share, (vii) return on equity, (viii) return on invested capital or assets, (ix) cash and/or funds available for distribution, (x) appreciation in the fair market value of the Common Stock, (xi) return on investment, (xii) total return to the Company’s stockholders, (xiii) net earnings growth, (xiv) stock appreciation, (xv) related return ratios, (xvi) increase in revenues, (xvii) the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return, (xviii) net earnings, (xix) changes (or the absence of changes) in the per share or aggregate market price of the Common Stock, (xx) number of securities sold, (xxi) earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, and (xxii) total revenue growth.  To the extent permitted by Section 162(m) of the Code, unless the committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the committee may provide for objectively determinable adjustments, as determined in accordance with Generally Accepted Accounting Principles (“GAAP”), to any of the business criteria described above for one or more of the items of gain, loss, profit or expense: (i) determined to be extraordinary or unusual in nature or infrequent in occurrence, (ii) related to the disposal of a segment of a business, (iii) related to a change in accounting principles under GAAP, (iv) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (v) attributable to the business operations of any entity acquired by the Company during the fiscal year.

               Recapitalization and Changes of Control.  If the Company shall be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of substantially all of the assets or stock of the Company or a similar transaction, or upon certain changes in capital structure and other similar events, the committee may make related adjustments in its discretion to (i) outstanding awards to maintain the participants’ rights under the 2004 Equity Compensation Plan and (ii) various plan provisions (including, without limitation, to the number and kind of shares available under the plan).

               Amendment and Termination.  The Board may, from time to time, with respect to any shares at the time not issued, suspend, revise, amend or discontinue the 2004 Equity Compensation Plan.  The Board may amend the 2004 Equity Compensation Plan as it shall deem advisable, except that no amendment may adversely affect a participant with respect to outstanding grants without the participant’s consent unless such amendments are in connection with compliance with applicable laws.  The Board may not make any amendment in the 2004 Equity Compensation Plan that would, if such amendment were not approved by the Company’s stockholders, cause the 2004 Equity Compensation Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the requisite stockholders’ approval is obtained.

Material U.S. Federal Income Tax Consequences

               The following tax discussion is a general description of certain expected federal income tax results under current law.  No attempt has been made to address state, local or other federal tax consequences, and such consequences could differ from those discussed below.  All affected individuals should consult their own tax advisors if they wish any further details or have special questions.

               Non-Qualified Stock Options.  No income will be recognized by an Option holder at the time an NQSO is granted.  Ordinary income will generally be recognized by an Option holder, however, at the time an NQSO is exercised in an amount equal to the excess of the fair market value of the underlying Common Stock on the exercise date over the exercise price.  The Company will generally be entitled to a deduction for federal income tax purposes in the same amount as the amount included in ordinary income by the Option holder with respect to his or her NQSO.  Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of an NQSO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term or short-term capital gain depending on the holding period involved.  The tax basis of the shares acquired upon the exercise of any NQSO will be equal to the sum of the exercise price of the NQSO and the amount included in income with respect to the Option.  Special tax rules may apply if exercise of the Option is permitted other than by cash payment of the exercise price.

               Incentive Stock Options.  In general, neither the grant nor the exercise of an ISO will result in taxable income to an Option holder or a deduction for the Company.  To receive special tax treatment as an ISO under Section 422 of the Code as to shares acquired upon exercise of an ISO, an Option holder must neither dispose of the shares within two years after the ISO is granted nor within one year after the transfer of the shares to the Option holder pursuant to exercise of the Option.  In addition, the Option holder must be an employee of the Company or a qualified subsidiary at all times between the date of grant and the date three months (one year in the case of disability) before exercise of the Option.  Special rules apply in the case of the death of the Option holder.  ISO treatment under the Code generally allows the sale of Common Stock received upon the exercise of an ISO to result in any gain being treated as a capital gain to the Option holder, but the Company will not be entitled to a tax deduction.  The exercise of an ISO (if the holding period rules described in this paragraph are satisfied), however, will give rise to income includable by the Option holder in his or her alternative minimum taxable income for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the Common Stock acquired on the date of the exercise of the Option over the exercise price.

               If the holding period rules noted above are not satisfied, gain recognized on the disposition of the shares acquired upon the exercise of an ISO will be characterized as ordinary income.  This gain will be equal to the difference between the exercise price and the fair market value of the shares at the time of exercise.  (Special rules may apply to disqualifying dispositions where the amount realized is less than the value at exercise.)  The Company will generally be entitled to a deduction equal to the amount of such gain included by an Option holder as ordinary income.  Any excess of the amount realized upon such disposition over the fair market value at exercise will generally be long-term or short-term capital gain depending on the holding period involved.  Special tax rules may apply if exercise of the Option is permitted other than by cash payment of the exercise price.

               Restricted Stock.  Unless a holder of restricted stock makes an “83(b) election” (as discussed below), there generally will be no tax consequences as a result of the grant of restricted stock until the restricted stock is no longer subject to a substantial risk of forfeiture or is transferable (free of the risk).  Generally, when the restrictions are lifted, the holder will recognize ordinary income, and the Company will be entitled to a deduction, equal to the difference between the fair market value of the Common Stock at that time and the amount, if any, paid by the holder for the restricted stock.  Subsequently realized changes in the value of the Common Stock generally will be treated as long-term or short-term capital gain or loss, depending on the length of time the shares are held prior to disposition of the shares.  In general, if a holder makes an 83(b) election (under Section 83(b) of the Code) upon the award of restricted stock, the holder will recognize ordinary income on the date of the award of restricted stock, and the Company will be entitled to a deduction, equal to (i) the fair market value of the restricted stock as though the Common Stock were (A) not subject to a substantial risk of forfeiture, or (B) transferable, minus (ii) the amount, if any, paid for the restricted stock.  If an 83(b) election is made, (i) there will generally be no tax consequences to the holder upon the lifting of restrictions, and all subsequent appreciation in the restricted stock generally would be eligible for capital gains treatment and (ii) in the event of a forfeiture, the holder will generally not be entitled to a deduction or other tax loss in respect of amounts previously included in taxable income by virtue of the election.

               Phantom Shares.  The phantom shares have been designed with the intention that there will be no tax consequences as a result of the granting of a phantom share until payment is made with respect to the phantom share.  When payment is made, the participant generally will recognize ordinary income, and the Company will generally be entitled to a deduction, equal to the fair market value of the Common Stock and cash, as applicable, received upon payment.

               Dividend Equivalent Rights.  There generally will be no tax consequences as a result of the award of a DER.  When payment is made, the holder of the DER generally will recognize ordinary income, and the Company will be entitled to a deduction, equal to the amount received in respect of the DER.

               Securities Exchange Act of 1934.  Additional special tax rules may apply to participants in the 2004 Equity Compensation Plan who are subject to the rules set forth in Section 16 of the Exchange Act.

               The Board recommends a vote FOR the approval of the 2004 Equity Compensation Plan.

3.  RATIFICATION OF APPOINTMENT OF AUDITOR

               The Audit Committee of the Board has appointed Ernst & Young LLP as the independent auditors to examine the accounts of the Company for the 2004 fiscal year.  Ernst & Young LLP served as the Company’s independent auditors for the 2003 fiscal year.  The Board is requesting that the Company’s stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.  In the event that ratification of this appointment of independent auditors is not approved by the affirmative vote of a majority of the shares of Common Stock, the Audit Committee will review its future selection of auditors.

               On March 13, 2003, the Company terminated its relationship with PricewaterhouseCoopers LLP, its former independent auditors, and retained Ernst & Young LLP as its independent auditors.  PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand L.L.P., had served as the Company’s independent auditors since the Company was formed in 1997.  The Board and the Audit Committee approved the Company’s change in independent auditors.

               The audit reports of Ernst & Young LLP and PricewaterhouseCoopers LLP on the financial statements of the Company as of and for the fiscal years ended December 31, 2003 and 2002, respectively, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2002 and 2001 and through March 13, 2003, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedures which, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused them to make reference thereto in their reports on the financial statements for such years.  During the years ended December 31, 2002 and 2001 and through March 13, 2003, there were no reportable events as described under Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

               The Company provided PricewaterhouseCoopers LLP with a copy of the foregoing paragraph prior to filing its Current Report on Form 8-K containing such disclosure with the Securities and Exchange Commission (“SEC”) and requested that PricewaterhouseCoopers LLP furnish the Company with a letter addressed to the SEC stating whether or not it agreed with the above statements.  A copy of PricewaterhouseCoopers LLP’s letter to the SEC expressing its agreement with the above statements, dated March 19, 2003, is filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K, dated March 19, 2003.

               Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be provided with an opportunity to make a statement if so desired and to respond to appropriate inquiries from stockholders.

Audit Fees

               Ernst & Young LLP billed the Company an aggregate of $145,000 in fees for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2003 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC during 2003.  PricewaterhouseCoopers LLP billed the Company an aggregate of $130,000 in fees for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2002 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC during 2002.

Audit-Related Fees

               Ernst & Young LLP billed the Company an aggregate of $39,000 in fees for assurance and related services, which were reasonably related to the performance of the audit or review of the Company’s financial statements and were not otherwise disclosed under “Audit Fees” above (collectively, “Assurance Services”) for the fiscal year ending December 31, 2003.  PricewaterhouseCoopers LLP billed the Company an aggregate of $51,600 in fees for Assurance

Services for the fiscal year ending December 31, 2002.  Assurance Services included the issuance of comfort letters and consents for filings with the SEC.

Tax Fees

               Ernst & Young LLP billed the Company an aggregate of $20,000 in fees for professional services relating to tax compliance, tax advice, tax planning and related tax services (collectively, “Tax Services”) for the fiscal year ending December 31, 2003.  PricewaterhouseCoopers LLP billed the Company an aggregate of $83,000 in fees for Tax Services for the fiscal year ending December 31, 2002.

Financial Information Systems Design and Implementation Fees

               Neither Ernst & Young LLP, during the fiscal year ended December 31, 2003, nor PricewaterhouseCoopers LLP, during the fiscal year ended December 31, 2002, performed any professional services for the Company, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company’s information system or managing our local area network or designing or implementing a hardware or software system that aggregates source data underlying the Company’s financial statements or that generates information that is significant to the Company’s financial statements taken as a whole.  Accordingly, no fees were paid to Ernst & Young LLP during 2003 or PricewaterhouseCoopers LLP during 2002 for these types of services.

All Other Fees

               Neither Ernst & Young LLP, during the fiscal year ended December 31, 2003, nor PricewaterhouseCoopers LLP, during the fiscal year ended December 31, 2002, performed any other services for the Company.

               The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for 2004.

BOARD, COMMITTEE MEETINGS, AUDIT
COMMITTEE REPORT AND COMPENSATION OF DIRECTORS

Board and Committees of the Board

               The Board conducts its business through meetings and actions taken by written consent in lieu of meetings.  During the year ended December 31, 2003, the Board held nine meetings and acted five times by written consent in lieu of a meeting.  Each of the Company’s Directors attended at least 75% of the meetings of the Board and of the Board’s committees on which they served during 2003.  All Directors then serving on the Board attended the Company’s 2003 Annual Meeting of Stockholders.  The Board’s policy, as set forth in the Company’s Corporate Governance Guidelines (the “Guidelines”), is to encourage and promote the attendance by each Director at all meetings of stockholders.

               The Board has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Investment Committee.

               Audit Committee.  Stephen R. Blank (Chairman), Michael L. Dahir and W. David Scott are currently the members of the Audit Committee.  The Board has determined that all of the members of the Audit Committee are independent as required by the New York Stock Exchange (“NYSE”) listing standards, SEC rules governing the qualifications of audit committee members, the Guidelines and the written charter of the Audit Committee.  The Board has also determined that Messrs. Blank and Dahir qualify as “audit committee financial experts” for purposes of, and as defined by, SEC rules (see “Election of Directors” in this Proxy Statement for a description of their relevant business experience) and have accounting or related financial management expertise as required by NYSE listing standards.  The Audit Committee, which met seven times and acted once by written consent during 2003, is responsible for, among other things, engaging the Company’s independent auditors, reviewing with the independent auditors the plans and results of their audit engagement, approving professional services to be provided by the independent auditors, reviewing the independence of the auditors, considering the range of audit and non-audit fees, reviewing the adequacy of the Company’s internal controls, accounting and reporting practices and assessing the quality and integrity of the Company’s consolidated financial statements.  In accordance with its written charter, the Audit Committee has a policy requiring that the terms of all auditing and non-auditing services to be provided by the Company’s independent auditors be pre-approved by the Audit Committee, and the Audit Committee reviews and evaluates the scope of all non-auditing services to be provided by the Company’s independent auditors in order to confirm that such services are permitted by the rules and/or regulations of the NYSE, the SEC, the Financial Accounting Standards Board or other similar governing bodies.  The specific responsibilities of the Audit Committee are set forth in its written charter, which is attached hereto as Appendix B and is available for viewing on the Company’s website at www.mfa-reit.com.

               Compensation Committee.  W. David Scott (Chairman), Stephen R. Blank and Michael L. Dahir are currently the members of the Compensation Committee.  The Board has determined that all of the members of the Compensation Committee are independent as required by NYSE listing standards, the Guidelines and the written charter of the Compensation Committee.  The Compensation Committee, which met twice during 2003, is responsible for, among other things, overseeing the approval, administration and evaluation of the Company’s compensation plans, policies and programs and reviewing the compensation of the Company’s directors and executive officers.  The specific responsibilities of the Compensation Committee are set forth in its written charter, which is available for viewing on the Company’s website at www.mfa-reit.com.

               Nominating and Corporate Governance Committee.  Michael L. Dahir (Chairman), Stephen R. Blank and W. David Scott are currently the members of the Nominating and Corporate Governance Committee.  The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent as required by NYSE listing standards, the Guidelines and the written charter of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which met three times during 2003, is responsible for, among other things, assisting the Board in identifying individuals qualified to become Board members, recommending to the Board the director nominees to be elected at each annual meeting of the Company’s stockholders, recommending to the Board the director nominees to serve on each of the Board’s committees, developing and recommending to the Board the corporate governance principles and guidelines applicable to the Company and directing the Board in an annual review of its performance.  The specific responsibilities of the Nominating and Corporate Governance Committee are set forth in its written charter, which is available for viewing on the Company’s website at www.mfa-reit.com.

               Investment Committee.  Stewart Zimmerman (Chairman) and Alan Gosule are currently the members of the Investment Committee.  The Investment Committee, which did not meet in 2003, is responsible for, among other things, overseeing the Company’s compliance with its investment strategy and other financial operating policies.

Report of the Audit Committee

               The Audit Committee operates under a written charter adopted by the Board and is responsible for overseeing the Company’s financial reporting process on behalf of the Board.

               Management is responsible for the preparation of the Company’s financial statements and for the maintenance of the Company’s financial reporting process, including internal controls.  The independent auditors are responsible for performing an independent audit of the Company’s annual consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the results of their audit.  The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

               In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2003 with management of the Company and with representatives of Ernst & Young LLP, the Company’s independent auditors for the fiscal year ended December 31, 2003.  As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allows it to prepare financial statements that fairly present the Company’s financial position and results of its operations.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61 “Communication with Audit Committees,” which included a discussion of Ernst & Young LLP’s judgments about the quality (not just the acceptability) of the Company’s accounting principles as applied to financial reporting.

               Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and the Audit Committee has held discussions with Ernst & Young LLP regarding such auditor’s independence.  The Audit

Committee has further considered whether the provision by Ernst & Young LLP of the non-audit services to the Company referenced elsewhere in this Proxy Statement was compatible with the maintenance of such auditor’s independence.

               Based upon the Audit Committee’s discussions with management and Ernst & Young LLP and the Audit Committee’s review of the representations of management and the disclosures by Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

Audit Committee
Stephen R. Blank, Chairman
Michael L. Dahir
W. David Scott

Compensation of Directors

               The Company pays an annual fee of $40,000 to the non-employee Directors serving on the Board.  In addition, any non-employee Director who serves as (i) the Chairman of the Audit Committee is paid an additional annual fee of $10,000 and/or (ii) the Chairman of any of the Board’s other committees is paid an additional annual fee of $5,000.  The non-employee Directors also receive a fee of $1,000 for each annual, quarterly or special meeting of the Board that they attend and $500 for each telephonic meeting of the Board in which they participate.  Non-employee Directors are eligible to participate in the Company’s Amended and Restated 2003 Nonemployee Directors’ Deferred Compensation Plan (the “Non-employee Director Plan”), which allows participants to elect to defer receipt of 50% or 100% of their $40,000 annual fee and 100% of their meetings fees.  Directors are also eligible to receive grants of NQSOs and DERs under the 1997 Stock Option Plan or grants of NQSOs, restricted stock, phantom shares or DERs under the 2004 Equity Compensation Plan (if approved by stockholders).  Directors who are employees of the Company are not paid a director fee.  The Company reimburses all Directors for travel and other expenses incurred in connection with their activities on behalf of the Company.

GOVERNANCE OF THE COMPANY

Role of the Board

               Pursuant to the Company’s Charter and Bylaws and the Maryland General Corporation Law, the business, assets and affairs of the Company are managed by the Company’s Chief Executive Officer and other executive officers under the direction and oversight of the Board.  The Board has the responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in its day-to-day operations.  Members of the Board keep informed of the Company’s business by participating in meetings of the Board and its committees, by reviewing analyses, reports and other materials provided to them and through discussions with the Company’s Chief Executive Officer and other executive officers.

Corporate Governance Guidelines

               The Board has adopted Corporate Governance Guidelines that address significant issues of corporate governance and set forth procedures by which the Board carries out its responsibilities.  Among the areas addressed by the Guidelines are Board composition, Board functions and responsibilities, Board committees, Director qualification standards, access to management and independent advisors, Director compensation, management succession, Director orientation and continuing education and Board and committee performance evaluations.  The Board’s Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Guidelines and will recommend, as appropriate, proposed changes to the Board.  The Guidelines are available for viewing on the Company’s website at www.mfa-reit.com.  The Company will also provide the Guidelines, free of charge, to stockholders who request them.  Requests should be directed to Timothy W. Korth, General Counsel, Senior Vice President – Business Development and Secretary, at MFA Mortgage Investments, Inc., 350 Park Avenue, 21st floor, New York, New York 10022.

Director Independence

               The Guidelines provide that a majority of the Directors serving on the Board must be independent as required by NYSE listing standards.  In addition, as permitted under the Guidelines, the Board has also adopted certain additional categorical standards (the “Independence Standards”) to assist it in making determinations with respect to the independence of Directors.  Based upon its review of all relevant facts and circumstances, the Board has affirmatively determined that four of the Company’s seven current Directors, Stephen R. Blank, Edison C. Buchanan, Michael L. Dahir and W. David Scott, as well as James A. Brodsky, a nominee for election as a Class III Director at the Annual Meeting, qualify as independent Directors under NYSE listing standards and the Independence Standards.  The Independence Standards are available for viewing on the Company’s website at www.mfa-reit.com.

Code of Business Conduct and Ethics

               The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to the Company’s Directors, executive officers and employees.  The Code of Conduct was designed to assist Directors, executive officers and employees in complying with the law, in resolving moral and ethical issues that may arise and in complying with the Company’s policies and procedures.  Among the areas addressed by the Code of Conduct are compliance with applicable laws, conflicts of interest, use and protection of the Company’s assets, confidentiality, communications with the public, internal accounting controls, improper influence of audits, records retention, fair dealing, discrimination and harassment, and health and safety.  The Board’s Nominating and Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of the Code of Conduct and will recommend, as appropriate, proposed changes to the Board.  The Code of Conduct is available for viewing on the Company’s website at www.mfa-reit.com.  The Company will also provide the Code of Conduct, free of charge, to stockholders who request it.  Requests should be directed to Timothy W. Korth, General Counsel, Senior Vice President – Business Development and Secretary, at MFA Mortgage Investments, Inc., 350 Park Avenue, 21st floor, New York, New York 10022.

Communications with the Board

               The Board has established a process by which stockholders and/or other parties may communicate with the Board or individual Directors.  Any such communications may be sent to the Board by U.S. mail or overnight delivery and should be directed to Timothy W. Korth, General Counsel, Senior Vice President – Business Development and Secretary, at MFA Mortgage Investments, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022, who will forward them on to the intended recipient.  Any such communications may be made anonymously.  Unsolicited advertisements, invitations to conferences or promotional materials, in the discretion of the Secretary, are not required, however, to be forwarded to the Directors.  The Board has approved this communication process.

Identification of Director Candidates

               The Guidelines and the charter of the Nominating and Corporate Governance Committee give such committee responsibility for assisting the Board in identifying and reviewing Director candidates to determine whether they qualify for membership on the Board and for recommending to the Board the Director nominees to be considered for election at the Company’s Annual Meetings of Stockholders.

               The Nominating and Corporate Governance Committee seeks candidates from diverse business, professional and educational backgrounds with the highest personal and professional ethics, integrity and values and outstanding achievements, judgment and other skills and experience that will be committed to representing the long-term interests of the Company and its stockholders.  The Nominating and Corporate Governance Committee reviews candidates with the objective of assembling a slate of Directors that can best fulfill the Company’s goals and promote the interests of stockholders.

               Members of the Board will be asked to submit recommendations to the Chairman of the Nominating and Corporate Governance Committee when it is determined that there is an opening or an anticipated opening on the Board.  The Nominating and Corporate Governance Committee may also procure the services of outside sources or third parties to assist in the identification of Director candidates.  If the Nominating and Corporate Governance Committee were to use the services of a third party, it would expect to pay a fee for such services.

               The Nominating and Corporate Governance Committee will also consider Director candidates recommended by the Company’s stockholders.  The Nominating and Corporate Governance Committee will apply the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board.  Any recommendation by stockholders should follow the procedures outlined under “Submission of Stockholder Proposals” in this Proxy Statement and should also provide the reasons supporting a candidate’s recommendation, the candidate’s qualifications, the candidate’s consent to being considered as a Director nominee, and the candidate’s contact information so that his or her interest can be verified and, if necessary, to gather further information.  In addition, any stockholder recommending a Director candidate should also submit information demonstrating the number of shares of Common Stock that he or she owns.

Executive Sessions of Non-Employee Directors

               In accordance with the Guidelines, the non-employee Directors serving on the Board meet in executive session at least four times per year at regularly scheduled meetings of the Board.  The executive sessions of the Board are presided over by Alan L. Gosule.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

               The following table sets forth certain information regarding the annual and long-term compensation paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total salary and bonus paid with respect to acting as an executive officer of the Company during 2003 exceeded $100,000 (collectively, the “Named Executive Officers”).

			Annual Compensation(1) (2)				Long-Term Compensation

							Awards

Name and Position	Year		Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Under-Lying Options/SARs (#)

Stewart Zimmerman,	2003		$941,249	$200,000	$25,352	(3)	185,000
Chairman of the Board, Chief Executive	2002		$533,333	$356,816	$24,354	(4)	—
Officer and President	2001		$283,968	$233,998	—		—

Ronald A. Freydberg,	2003		$732,166	$110,000	$27,866	(3)	100,000
Executive Vice President and Chief	2002		$403,333	$231,191	$24,757	(4)	—
Portfolio Officer	2001		$155,333	$174,725	—		—

William S. Gorin,	2003		$732,166	$150,000	$27,866	(3)	100,000
Executive Vice President and Chief	2002		$403,333	$231,191	$24,757	(4)	—
Financial Officer	2001		$101,250	$126,975	—		—

Timothy W. Korth,	2003	(5)	$95,454	$75,000	$7,632	(3)	—
General Counsel, Senior Vice President	2002		—	—	—		—
– Business Development and Secretary	2001		—	—	—		—

Teresa D. Covello,	2003		$146,667	$65,000	$25,702	(3)	50,000
Senior Vice President, Chief Accounting	2002		$136,250	$78,441	$23,143	(4)	—
Officer and Treasurer	2001	(6)	$31,250	$8,000	—		—

[1]

All salaries and bonuses to the Named Executive Officers for: (i) 2003 and 2002 were paid by the Company and (ii) 2001 were paid by America First for services rendered to America First Mortgage Advisory Corporation, the Company’s former external advisor (the “Advisor”), in connection with the day-to-day operation of the Company.  Other than the salary and bonus amounts set forth above, no Named Executive Officer received any other form of annual compensation required to be reported under the rules of the SEC.

[2]

The amount of salary and bonus paid to Mr. Gorin in 2001 set forth above represents the allocable portion of the annual salary and bonus paid to him by America First in 2001, which was attributable to the services performed by him for the Advisor.  Beginning in the fourth quarter of 2001, Mr. Gorin was employed on a full-time basis by the Advisor.

[3]	Amounts received in 2003 for each of the Named Executive Officers are as follows:
	Health Insurance	401(k) Plan Company Match	Disability and Life Insurance	Dental and Vision Insurance	Total

Stewart Zimmerman	$10,241	$8,000	$5,715	$1,396	$25,352
Ronald Freydberg	$14,851	$8,000	$2,762	$2,254	$27,867
William Gorin	$14,851	$8,000	$2,762	$2,254	$27,867
Timothy Korth	$6,188	—	$505	$939	$7,632
Teresa Covello	$14,851	$8,000	$597	$2,254	$25,702

[4]	Amounts received in 2002 for each of the Named Executive Officers are as follows:

	Health Insurance	401(k) Plan Company Match	Disability and Life Insurance	Dental and Vision Insurance	Total

Stewart Zimmerman	$8,451	$8,000	$6,843	$1,061	$24,355
Ronald Freydberg	$13,171	$8,000	$1,953	$1,634	$24,758
William Gorin	$13,171	$8,000	$1,953	$1,634	$24,758
Timothy Korth	—	—	—	—	—
Teresa Covello	$13,171	$8,000	$338	$1,634	$23,143

[5]	Mr. Korth joined the Company on August 1, 2003.
[6]	Ms. Covello joined the Company on October 1, 2001.

Options/SAR Grants in Last Fiscal Year

               The following table sets forth certain information concerning the Options granted to the Named Executive Officers during 2003.  The Company does not currently maintain any plan that awards restricted stock or stock appreciation rights (“SARs”) to its officers or employees.

	Individual Grants

Name	Number of Securities Underlying Unexercised Options/ SARs Granted (#)(1)	Percent of Total Options/SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)

Stewart Zimmerman	185,000	40.91%	$10.25	10/1/13	$598,752
Ronald A. Freydberg	100,000	22.11%	$10.25	10/1/13	$409,760
William S. Gorin	100,000	22.11%	$10.25	10/1/13	$409,760
Timothy W. Korth	—	—	—	—	—
Teresa D. Covello	50,000	11.06%	$10.25	10/1/13	$204,880

[1]

Options have a ten-year term and vest in four equal annual installments beginning on the date of grant.  As described in the 1997 Stock Option Plan, vesting will be accelerated upon the occurrence of a change in control.

[2]

The Black-Scholes option pricing model was chosen to estimate the grant date present value of the Options set forth in this table.  The use of this model should not be construed as an endorsement of its accuracy at valuing Options.  All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price.  The real value of the Options in this table depends upon the actual changes in the market price of the Common Stock during the applicable period.  The model assumes: (a) an Option term of 6.2 years on average, which represents anticipated exercise trends for the Named Executive Officers; (b) an average risk-free interest rate of 3.92%, which represents the current yield curve as of the grant dates; (c) an average volatility of approximately 35% calculated using average weekly stock prices for the five years prior to the grant date; and (d) a dividend yield of 0% (as DERs were attached to the Option grant).

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

               The following table sets forth certain information concerning the number and value of exercised and unexercised Options held by the Named Executive Officers on December 31, 2003.

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($)(2)

Name(1)			Exercisable	Unexercisable	Exercisable	Unexercisable

Stewart Zimmerman	—	—	246,250	138,750	$487,500	—
Ronald A. Freydberg	75,000	$365,625	95,000	75,000	—	—
William S. Gorin	8,750	$42,656	105,000	75,000	—	—
Timothy W. Korth	—	—	—	—	—	—
Teresa D. Covello	—	—	12,500	37,500	—	—

[1]	No stock appreciation rights are held by any of the Named Executive Officers.

[2]

In accordance with the rules of the SEC, values are calculated by subtracting the exercise price of an option from the fair market value of the underlying Common Stock.  At December 31, 2003, the exercise prices of all outstanding options ranged from $4.875 to $10.25.  For purposes of this table, fair market value of the Common Stock is deemed to be $9.75, the closing price of the Common Stock reported on the NYSE on December 31, 2003.

Equity Compensation Plan Information

               The following table sets forth certain information about the Common Stock available for issuance under the 1997 Stock Option Plan as of December 31, 2003.  The additional shares of Common Stock included in the 2004 Equity Compensation Plan, for which authorization is sought at the Annual Meeting, are not included in this table.

Plan Category	Number of Shares to Be Issued Upon Exercise of Outstanding Options Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Available for Future Issuance

Equity compensation plans approved by stockholders	1,012,250	$9.32	187,750	(1)
Equity compensation plans not approved by stockholders(2)	—	—	—

Total	1,012,250	$9.32	187,750	(1)

[1]	Excludes 50,000 Options granted by the Company on February 2, 2004.

[2]	The Company has adopted no “equity compensation plans” as defined in the applicable SEC rules, which have not been approved by its stockholders.

Long-Term Incentive Plans and Other Matters

               On December 19, 2002, the Board adopted the Company’s 2003 Senior Officers Deferred Bonus Plan and the Nonemployee Director Plan (collectively, the “Deferred Plans”). Under the Deferred Plans, non-employee Directors and officers of the Company may elect to defer a percentage of their compensation earned subsequent to December 31, 2002.  The Deferred Plans are intended to provide non-employee Directors and executive officers of the Company with an opportunity to defer up to 100% of certain compensation, as defined in the Deferred Plans, while at the same time aligning their interests with the interests of stockholders.  Under the Deferred Plans, amounts deferred are deemed to be converted into “stock units” of the Company, which do not represent capital stock of the Company, but rather the right to receive a cash payment equal to the fair market value of an equivalent number of shares of Common Stock.  Deferred amounts increase or decrease in value as would equivalent shares of Common Stock and are settled in cash at the termination of the deferral period, based on the value of the stock units at that time.  The Deferred Plans are non-qualified plans under the Employee Retirement Income Security Act of 1974, as amended, and are not funded.  Prior to the time that the deferred accounts are settled, participants are unsecured creditors of the Company.

               The Company also maintains the 1997 Stock Option Plan which was originally adopted on December 12, 1997 and amended and restated on March 17, 2000 and March 8, 2001.  The Company is seeking stockholder approval in this Proxy Statement to amend and restate the 1997 Stock Option Plan by replacing it with the 2004 Equity Compensation Plan.  The 1997 Stock Option Plan authorizes the Compensation Committee to grant ISOs, as defined under Section 422 of the Code, NQSOs and DERs to Directors, officers and employees of the Company.  Certain other persons providing services to the Company are also eligible to receive grants of NQSOs and DERs pursuant to the provisions of the 1997 Stock Option Plan.  All eligible participants may be awarded Options and DERs under the 1997 Stock Option Plan as determined and approved by a majority of the members of the Compensation Committee.

               Holders of Options have the right to acquire shares of Common Stock at an exercise price set at the time the Option is granted.  The exercise price for any Options granted to eligible participants under the 1997 Stock Option Plan may not be less than the fair market value of the Common Stock on the day of the grant.  Pursuant to the 1997 Stock Option Plan, Options expire if not exercised ten years after the date granted.  The holder of a DER is entitled to receive a cash payment equal to the dividend distribution paid on each share of Common Stock that is subject to an outstanding Option.  DERs terminate upon the exercise or expiration of the Option relating to such share of Common Stock.

               As of April 21, 2004, under the 1997 Stock Option Plan, there were outstanding (i) Options to acquire (a) a total of 100,000 shares of Common Stock at a purchase price of $4.875 per share, (b) a total of 460,000 shares of Common Stock at a purchase price of $9.375 per share, (c) a total of 452,250 shares of Common Stock at a purchase price of $10.25 per share and (d) a total of 50,000 shares of Common Stock at a purchase price of $10.23 per share and (ii) a total of 962,250 DERs, which were attached to an equal number of outstanding Options.  During 2003, 452,250Options were granted, 83,750 Options were exercised and no Options expired or were terminated.  The 1997 Stock Option Plan currently authorizes the granting of Options to purchase an aggregate of up to 1,400,000 shares of Common Stock.  As of April 21, 2004, Options for 137,750 shares of Common Stock remained available for grant to eligible participants under the 1997 Stock Option Plan. During 2003, the Company did not reprice any outstanding Options for any of the Named Executive Officers.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

               With respect to the Named Executive Officers, the Company entered into (i) employment agreements with Messrs. Zimmerman, Freydberg and Gorin as of August 1, 2002 and subsequently amended such agreements as of September 25, 2003 with respect to Messrs. Zimmerman and Gorin and as of March 30, 2004 with respect to Mr. Freydberg, (ii) a new employment agreement with Mr. Korth as of August 1, 2003 and (iii) a new employment agreement with Ms. Covello as of November 1, 2003.

               The employment agreements for Messrs. Zimmerman, Freydberg and Gorin provide that the annual salaries to be paid to Messrs. Zimmerman, Freydberg and Gorin will be equal to 0.25%, 0.20% and 0.20%, respectively, of the Company’s tangible net worth, which will be calculated on a semi-annual basis on each June 30 and December 31.  In the event that the Company’s annualized return on equity for any given six-month period were to fall below 10%, the salaries to be paid to Messrs. Zimmerman, Freydberg and Gorin with respect to the following six-month period would be adjusted downward to equal (i) 0.2375%, 0.19% and 0.19%, respectively, of the Company’s tangible net worth if the Company’s annualized return on equity was between 10% and 5% and (ii) 0.225%, 0.18% and 0.18%, respectively, of the Company’s tangible net worth if its annualized return on equity was less than 5%.  Notwithstanding the foregoing, the annual base salaries payable to Messrs. Zimmerman, Freydberg and Gorin pursuant to the employment agreements will in no event exceed $1,000,000, $750,000 and $750,000, respectively.  In addition, the employment agreements provide for a performance bonus to be paid to Messrs. Zimmerman, Freydberg and Gorin based on the determination of the Compensation Committee as to the amount, manner and timing of such bonus payment.  The employment agreements for Messrs. Zimmerman, Freydberg and Gorin each have a term of three years, subject to earlier termination in certain circumstances, and are scheduled to expire on July 31, 2006.  Each of the employment agreements for Messrs. Zimmerman, Freydberg and Gorin also provides that, upon the occurrence of a change in control of the Company, each of Messrs. Zimmerman, Freydberg and Gorin, respectively, is eligible for the following benefits if their employment is terminated, if they resign for any reason within three months of a change in control, or if they are terminated for any reason other than for cause or due to their resignation of employment for good reason within twelve months of a change in control: (a) an amount equal to 300% of their respective then current base salary and bonus for the preceding year, (b) all of their respective Options shall immediately vest and become exercisable for a period of 90 days from the date of termination, and (c) they shall each continue to participate in all health, life insurance, retirement and other benefit programs at the Company’s expense for the balance of the term of their respective employment agreement.  Each of Messrs. Zimmerman, Freydberg and Gorin is eligible to participate in the 1997 Stock Option Plan, the 2004 Equity Compensation Plan (if approved by stockholders) and the Company’s Senior Officers Deferred Bonus Plan.

               The employment agreement for Mr. Korth provides for an annual salary of $225,000 and an opportunity to earn a performance bonus as determined appropriate by the Chief Executive Officer and approved by the Compensation Committee; provided, however, that, with respect to the first year of the agreement’s term, such performance bonus will not be less than $75,000.  The employment agreement for Mr. Korth has a term of two years, subject to earlier termination in certain circumstances, and is scheduled to expire on July 31, 2005.  Subject to certain provisions in the agreement, upon the occurrence of a change in control of the Company, Mr. Korth is eligible for the following benefits if he is terminated without cause within two months, resigns his employment for any reason within three months of a change in control or is terminated for any reason other than for cause or resigns for good reason within twelve months of a change in control: (a) an amount equal to 100% of his then current base salary and bonus for the preceding year, (b) all of his Options shall immediately vest and become exercisable for a period of 90 days from the date of termination, subject to certain conditions, and (c) he and his immediate family shall continue to participate in all health, life insurance, retirement and other benefit programs at the Company’s expense for the balance of the term of his employment agreement.  Mr. Korth is also eligible to participate in the 1997 Stock Option Plan, the 2004 Equity Compensation Plan (if approved by stockholders) and the Company’s 2003 Senior Officers Deferred Bonus Plan.

               The employment agreement for Ms. Covello provides for an annual salary of $180,000 and an opportunity to earn a performance bonus as determined appropriate by the Chief Executive Officer or the Chief Financial Officer and approved by the Compensation Committee. The employment agreement for Ms. Covello has a term of two years, subject to earlier termination in certain circumstances, and is scheduled to expire on October 31, 2005.  Subject to certain provisions in the agreement, upon the occurrence of a change in control of the Company, Ms. Covello is eligible for the following benefits if she is terminated without cause within two months, resigns her employment for any reason within three months of a change in control or is terminated for any reason other than for cause or resigns for good reason within twelve months of a change in control: (a) an amount equal to 200% of her then current base salary and bonus for the preceding year, (b) all of her Options shall immediately vest and become exercisable for a period of 90 days from the date of termination, subject to certain conditions, and (c) she shall continue to participate in all health, life insurance, retirement and other benefit programs at the Company’s expense for the balance of the term of her employment agreement.  Ms. Covello is also eligible to participate in the 1997 Stock Option Plan, the 2004 Equity Compensation Plan (if approved by stockholders) and the Company’s Senior Officers Deferred Bonus Plan.

Report of the Compensation Committee on Executive Compensation

               This report is presented to describe the compensation policies applied by the Compensation Committee of the Board with regard to the Company’s executive officers and the basis for the compensation of Stewart Zimmerman, the Company’s Chief Executive Officer, for the year 2003.

               The primary objectives of the Compensation Committee’s compensation program are to provide a level of compensation to the Company’s executive officers that will attract and retain well-qualified individuals, to structure their compensation packages so that a significant portion is tied to incentives and achieving specific targets and to align the interests of such executive officers with those of the Company’s stockholders through compensation incentives.

               Executive Officer Compensation.  The Compensation Committee reviews the compensation packages and employment agreements of the Named Executive Officers and makes recommendations to the Board regarding such compensation.  The Compensation Committee may also grant awards of Options and DERs pursuant to the 1997 Stock Option Plan to the Company’s executive officers and other employees in order to provide an incentive to maximize their efforts on behalf of the Company by providing them with a proprietary interest in the Company.  Such awards also encourage executive officers to remain employed with the Company and assist the Company in its efforts to attract new executive officers as the need arises.  The Compensation Committee or, upon the recommendation of the Compensation Committee, the Board approves employment agreements, awards Options and DERs to the Company’s executive officers and determines, as applicable, the terms of such awards.  During 2003, 435,000 Options and related DERs were awarded to the Company’s executive officers under the 1997 Stock Option Plan.

               Compensation of CEO. Stewart Zimmerman, the Company’s Chief Executive Officer, is compensated pursuant to an employment agreement that became effective on August 1, 2002 and was subsequently amended to extend the term for an additional year on September 25, 2003 (as amended, the “CEO Employment Agreement”), a copy of which has been publicly filed with the SEC.  The CEO Employment Agreement was originally negotiated by the Compensation Committee on behalf of the Company, after discussions with independent compensation consultants.  The CEO Employment Agreement was approved by the Board upon the recommendation of the Compensation Committee.  For the year ended December 31, 2003, Mr. Zimmerman, as Chief Executive Officer of the Company, received a base salary of $941,249 and a performance bonus of $200,000 and was awarded 185,000 Options.  The Compensation Committee awarded Mr. Zimmerman’s bonus for 2003 based on an assessment by the Compensation Committee of Mr. Zimmerman’s performance with respect to specified goals and objectives, which included both qualitative and quantitative factors.  The Compensation Committee believes that the CEO Employment Agreement is consistent in structure and substance to the compensation packages offered to chief executive officers of other comparable companies in the Company’s industry.  The Compensation Committee will continue to monitor compensation packages in the industry to ensure that the CEO Employment Agreement remains comparable to compensation structures throughout the industry.

               Compliance with Section 162(m) of the Internal Revenue Code.  Current tax laws impose an annual, individual limit of $1 million on the deductibility of the Company’s compensation payments to its executive officers.

Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied.  The Compensation Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company’s executive officers.  In this regard, grants under the Company’s 2004 Equity Compensation Plan, for which stockholder approval is sought at the Annual Meeting, will generally be intended to be qualified performance-based compensation for these purposes and the Compensation Committee has the authority to structure other awards thereunder as qualified performance-based compensation for these purposes.

Compensation Committee
W. David Scott, Chairman
Stephen R. Blank
Michael L. Dahir

Compensation Committee Interlocks and Insider Participation

               There are no compensation committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

SHARE PERFORMANCE GRAPH

               The following graph and table set forth certain information comparing the cumulative total return from a $100 investment in the Company and in the stocks making up two comparative stock indices on January 1, 1998 through December 31, 2003.  The following graph reflects stock price appreciation and the value of dividends paid on the Common Stock and for each of the comparative indices.

	1998	1999	2000	2001	2002	2003

MFA Mortgage Investments, Inc.	$100	$114.88	$136.79	$272.79	$300.02	$390.26
Mortgage REIT Peer Group Index(1)	$100	$113.54	$137.49	$270.95	$337.20	$532.66
Standard & Poor’s Composite 500 Index	$100	$121.04	$110.02	$96.95	$75.52	$97.18

[1]	The Mortgage REIT Peer Group consists of Redwood Trust, Inc., Thornburg Mortgage, Inc., American Residential Investment Trust, Inc. and Annaly Mortgage Management, Inc.

               The foregoing information has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness can be guaranteed.  There can be no assurance that the Company’s share performance will continue into the future with trends the same or similar to those depicted in the graph or the table above.  The Company will not make or endorse any predictions as to future share performance.

               The foregoing Report of Audit Committee, Report of the Compensation Committee on Executive Compensation and Share Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such reports or graph by reference and shall not otherwise be deemed filed under such acts.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

               Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the outstanding shares of Common Stock (“10% Holders”) to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Directors, executive officers and 10% Holders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms and amendments thereto filed during any given year.

               Based on the review of copies of the Section 16(a) reports and amendments thereto furnished to the Company and written representations from the Company’s Directors, executive officers and 10% Holders that no other reports were required to be filed, the Company believes that for the year ended December 31, 2003 the Company’s Directors, executive officers and 10% Holders complied with all Section 16(a) filing requirements applicable to them.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               Except as described herein, the Company is not a party to any transaction or proposed transaction with any person who is (i) a Director or executive officer of the Company, (ii) a nominee for election as a Director, (iii) an owner of more than 5% of the Common Stock or (iv) a member of the immediate family of any of the foregoing persons.

Advisor Fees and Advisor Merger

               Prior to January 1, 2002, the Advisor managed the operations and investments of, and performed administrative services for, the Company.  Prior to the merger of the Advisor with and into the Company on January 1, 2002 (the “Advisor Merger”), the Advisor was owned directly and indirectly by certain of the Company’s Directors and executive officers (see discussion below).  For the services and functions provided to the Company, the Advisor received a monthly management fee in an amount equal to 1.10% per annum of the first $300 million of stockholders’ equity of the Company, plus 0.80% per annum of the portion of stockholders’ equity of the Company above $300 million.  The Company also paid the Advisor, as incentive compensation for each calendar quarter, an amount equal to 20% of the dollar amount by which the annualized return on equity for such quarter exceeded the amount necessary to provide an annualized return on equity equal to the ten-year U.S. treasury rate plus 1%.  For the year ended December 31, 2001, the Advisor earned a base management fee of approximately $1.4 million and an incentive compensation fee of approximately $2.9 million.  Approximately $511,000 of the incentive compensation fee earned in 2001 was attributable to the gains on the sale of certain of the Company’s interests in real property.

               The Company entered into an Agreement and Plan of Merger, dated September 24, 2001 (the “Advisor Merger Agreement”), with the Advisor, America First and the stockholders of the Advisor.  In December 2001, the Company’s stockholders approved the terms of the Advisor Merger Agreement, which provided for the merger of the Advisor into the Company effective 12:01 a.m. on January 1, 2002.  Pursuant to the Advisor Merger Agreement, the Company issued 1,287,501 shares of its Common Stock to the stockholders of the Advisor effective January 1, 2002.  As a result, the Company became self-advised commencing January 1, 2002 and, since such time, has directly incurred the cost of all overhead necessary for its operation and administration.  The market value of the Common Stock issued in the Advisor Merger, valued as of the consummation of the Advisor Merger in excess of the fair value of the net tangible assets acquired, in an amount of approximately $12.5 million, was charged to operating income of the Company for the year ended December 31, 2001.

               Certain of the Company’s Directors and executive officers who were involved in discussions and negotiations relating to the Advisor Merger had, and continue to have, interests that would be affected by the Advisor Merger.  At the time of the Advisor Merger, America First owned 80% of the outstanding capital stock of the Advisor.  Michael B. Yanney, the Company’s former Chairman of the Board who retired from the Board in March 2003, has been the Chairman of America First since 1984 and Mr. Yanney and George H. Krauss, one of the Company’s Directors, beneficially owned directly and/or indirectly approximately 57% and 17%, respectively, of America First at the time of the Advisor Merger.  In addition, Stewart Zimmerman, the Company’s Chairman of the Board, President and Chief Executive Officer, and William S. Gorin, the Company’s Executive Vice President and Chief Financial Officer, collectively owned approximately 3% of America First.  At the time of the Advisor Merger, Messrs. Zimmerman and Gorin and Ronald A. Freydberg, the Company’s Executive Vice President and Chief Portfolio Manager, also owned, in the aggregate, the remaining 20% of the Advisor.  Accordingly, the Advisor Merger resulted in these individuals receiving, in the aggregate, beneficial ownership of an additional 1,287,501 shares of the Common Stock valued at approximately $11.3 million at the time of the Advisor Merger.

               Because the Advisor Merger was between affiliated parties and may not be considered to have been negotiated in a completely arm’s-length manner, the Board established a special committee which consisted of three of the Company’s independent Directors who had no personal interest in the Advisor Merger, to direct the negotiations relating to the Advisor Merger on the Company’s behalf and to consider and make recommendations to the Board relating to the Advisor Merger.

Property Management

               America First Properties Management Company L.L.C. (the “Property Manager”), a wholly-owned subsidiary of America First, provides property management services for the multifamily apartment properties in which the Company holds investment interests.  The Property Manager also provided property management services to certain properties in which the Company previously held investment interests.  As discussed above, Mr. Yanney, the Company’s former Chairman of the Board, who retired from the Board in March 2003, and Mr. Krauss, one of the Company’s Directors, beneficially own equity interests in America First.  The Property Manager received a management fee equal to a stated percentage of the gross revenues generated by these properties, ranging from 3.5% to 4.0% of gross receipts.  Commencing January 1, 2004, such management fee was renegotiated to be 3.0% and may be increased to 4.0% if one or more of the Company’s properties meet certain performance objectives.  All fees paid to the Property Manager are considered to be market rates for such services.  The Company paid the Property Manager fees of approximately $298,000, $412,000 and $432,000 for the years ended December 31, 2003, 2002 and 2001, respectively.

Investments in Certain Corporate Debt Securities

               Prior to the Company liquidating its portfolio of corporate debt securities in 2002, the Company held the corporate debt securities of RCN Corporation (“RCN”), which were purchased between February 1999 and August 2000, and Level 3 Corporation (“Level 3”), which were purchased between August 1998 and August 2000.  During the fourth quarter of 2001, the Company recognized an other-than-temporary impairment charge of $2,453,000 on its investment in RCN debt securities, with an aggregate par value of $5,000,000.  During the third quarter of 2002, the Company sold all of its RCN debt securities on the open market for an aggregate sale price of $856,000, recognizing a loss of $1,291,000.  During the first quarter of 2002, the Company recognized an other-than-temporary impairment charge of $3,474,000 on its investment in Level 3 debt securities, with an aggregate par value of $7,000,000.  During the third quarter of 2002, the Company sold all of its Level 3 debt securities on the open market for $4,008,000, realizing a gain of $928,000.  Michael B. Yanney, the Company’s former Chairman of the Board who retired from the Board in March 2003, served on the Board of both RCN and Level 3 during 2002.  One of the Company’s Directors, W. David Scott, is the son of the Chairman of both RCN and Level 3.

Retirement Centers Corporation

               From 1998 through September 2002, the Company held all of the non-voting preferred stock, representing 95% of the ownership and economic interest, in Retirement Centers Corporation (“RCC”), an entity formed in 1998 to hold certain of the Company’s property interests.  Through September 30, 2002, all of the common stock, representing 5% of the ownership and economic interest, in RCC was held by William S. Gorin, the Company’s Executive Vice President and Chief Financial Officer.  During 2002, the Board determined that it would be in the best interests of the Company to purchase Mr. Gorin’s interest in RCC and, accordingly, engaged independent appraisers to provide an estimate of the value of the underlying properties.  In September 2002, the Board approved the Company’s purchase of Mr. Gorin’s interest in RCC after examining the estimates of value and the balance sheets relating to the underlying properties.  The Company’s purchase of Mr. Gorin’s interest in RCC was consummated on October 1, 2002, for a purchase price of $260,000.  As a result of this transaction, RCC became a wholly-owned subsidiary of the Company.  During the years ended December 31, 2002 and 2001, the Company received distributions from RCC totaling $237,500 and $0, respectively, and Mr. Gorin received distributions of $12,500 and $0, respectively.

Advisory Services

               During the fourth quarter of 2003, the Company formed and became the sole stockholder of MFA Spartan, Inc., a Delaware corporation (“Spartan Inc.”).  Spartan Inc. then formed and, pursuant to an operating agreement dated November 6, 2003, became the sole member of MFA Spartan I, LLC, a Delaware limited liability company (“Spartan LLC”).  On November 7, 2003, Spartan LLC entered into a sub-advisory agreement with America First Apartment Advisory Corporation (“AFAAC”), a Maryland corporation and the external advisor of America First Apartment Investors, Inc. (“AFAI”), pursuant to which Spartan LLC agreed, among other things, to provide sub-advisory services to AFAAC with respect to, and to assist AFAAC in connection with, AFAI’s acquisition and disposition of mortgage-backed securities and the maintenance of AFAI’s portfolio of mortgage-backed securities.  During the fourth quarter of 2003, the Company earned a fee of $2,000 related to the sub-advisory services rendered by Spartan LLC to AFAAC.  George H. Krauss, one of the Company’s Directors, is a member of the Board of AFAI and, as discussed above, beneficially owns, directly and/or indirectly, 17% of America First, which owns 100% of the voting stock of AFAAC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

               The following table sets forth certain information as of the Record Date regarding the beneficial ownership of the Common Stock with respect to (i) each person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, (ii) the Named Executive Officers, (iii) the Company’s executive officers, (iv) the Company’s Directors and nominees for Director and (v) all of the Company’s executive officers, Directors and nominees for Director of the Company as a group.

Beneficial Ownership Table(1)

Name and Business Address of Beneficial Owner(2)	Number of Shares Beneficially Owned(3)		Percent of Class

Stewart Zimmerman	395,449		*
Ronald A. Freydberg	189,203		*
William S. Gorin	250,599		*
Timothy W. Korth	15,000		*
Teresa D. Covello	20,000		*
Stephen R. Blank	2,218		*
James A. Brodsky	—		*
Edison C. Buchanan	—		*
Michael L. Dahir	13,422		*
Alan L. Gosule	2,586		*
George H. Krauss	136,656	(4)	*
W. David Scott	14,895		*
All executive officers, Directors and Director nominees as a group (12 persons)	1,040,028		1.39%
Anchor Capital Advisors, Inc.(5) One Post Office Square Boston, Massachusetts 02109-2103	3,425,530		5.79%

*	Less than 1% of class.

[1]

For purposes of this table, a person is deemed to be the beneficial owner of shares of Common Stock if that person has the right to acquire such shares within 60 days of the Record Date by the exercise of any Options.  Options held by a person are deemed to have been exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by such person, but shall not be deemed to have been exchanged or exercised for the purpose of computing the percentage of outstanding shares of Common Stock beneficially owned by any other person.  Additionally, for the purposes of this table, a person or entity shall be deemed to be a beneficial owner of shares of Common Stock if such person or entity has or shares either investment or voting power with respect to such shares.

[2]	The business address of each Director and executive officer is c/o MFA Mortgage Investments, Inc., 350 Park Avenue, 21st Floor, New York, New York 10022.

[3]	Each Director and executive officer has sole voting and investment power over the shares such individual beneficially owns and all such shares are owned directly unless otherwise indicated.

[4]	Includes 22,223 shares which are owned of record by S. Kyker Krauss, Mr. Krauss’s wife.

[5]

On its Schedule 13G filed with the SEC on February 5, 2004, Anchor Capital Advisors, Inc. reported sole voting power with respect to 3,425,530 shares of Common Stock beneficially owned by them and sole dispositive power with respect to 3,425,530 shares of Common Stock beneficially owned by them.  The Schedule 13G reports a beneficial ownership percentage of shares of Common Stock of 5.79%, which does not include any shares issued since such percentage was calculated for purposes of the Schedule 13G.

OTHER MATTERS

               The Board knows of no other business that will be presented at the Annual Meeting.  The enclosed Proxy for the Annual Meeting confers discretionary authority on the Board to vote on any matter proposed by stockholders for consideration at the Annual Meeting.  If any other business is properly brought before the Annual Meeting, it is intended that Proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the Proxies.

MISCELLANEOUS

               The cost of soliciting Proxies will be borne by the Company.  This solicitation is being made primarily by mail, but may also be made by Directors, executive officers and employees of the Company by telephone, telegraph, facsimile transmission, electronic transmission, internet, mail or personal interview.  No additional compensation will be given to Directors, executive officers or employees for such solicitation.  In addition, the Company has engaged Mellon Investor Services LLC to assist in this solicitation for a fee of $8,000, plus reimbursement of out-of-pocket expenses.  The Company will request brokers and nominees who hold shares of Common Stock in their names to furnish proxy material to beneficial owners of such shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

SUBMISSION OF STOCKHOLDER PROPOSALS

               Any stockholder who intends to submit a proposal at the 2005 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and proxy card must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, deliver the proposal to the Company no later than December 22, 2004.

               Pursuant to the Company’s Bylaws, any stockholder who intends to submit a proposal for presentation at an annual meeting of stockholders, without having such proposal included in the proxy statement for such annual meeting, must notify the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting.  Accordingly, any stockholder who intends to submit such a proposal at the 2005 Annual Meeting of Stockholders must notify the Company of such proposal by March 28, 2004, but in no event earlier than February 26, 2004.

               Such proposal should be sent to Timothy W. Korth, General Counsel, Senior Vice President – Business Development and Secretary, at MFA Mortgage Investments, Inc., 350 Park Avenue, 21st  Floor, New York, New York  10022.

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K (FILED WITH THE SEC AND THE NYSE), WHICH CONTAINS ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE FREE OF CHARGE TO ANY STOCKHOLDER.  REQUESTS SHOULD BE DIRECTED TO TIMOTHY W. KORTH, GENERAL COUNSEL, SENIOR VICE PRESIDENT – BUSINESS DEVELOPMENT AND SECRETARY, AT MFA MORTGAGE INVESTMENTS, INC., 350 PARK AVENUE, 21ST FLOOR, NEW YORK, NEW YORK 10022.

By Order of the Board

Timothy W. Korth
General Counsel, Senior Vice President – Business Development and Secretary

New York, New York
April 21, 2004

APPENDIX A

MFA MORTGAGE INVESTMENTS, INC.
2004 EQUITY COMPENSATION PLAN

               1.               PURPOSE.  The Plan is intended to provide incentives to key employees, officers, directors and others expected to provide significant services to the Company, including the employees, officers and directors of the other Participating Companies, to encourage a proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and the other Participating Companies, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company and the other Participating Companies.  In furtherance thereof, the Plan permits awards of equity-based incentives to key employees, officers and directors of, and certain other providers of services to, the Company or any other Participating Company.  The Plan is an amendment and complete restatement of the Second Amended and Restated 1997 Stock Option Plan, which was initially approved by the stockholders of the Company on December 12, 1997 and which was thereafter amended as of March 17, 2000 and March 8, 2001.

               2.               DEFINITIONS.  As used in this Plan, the following definitions apply (provided that, in the case of capitalized terms used in Agreements to prior versions of the Plan, which terms have been replaced by capitalized terms defined herein, the capitalized terms in such Agreements shall, as the context so requires, have the respective meanings ascribed herein to such replacement terms):

               “Act” shall mean the Securities Act of 1933, as amended.

               “Agreement” shall mean a written agreement entered into between the Company and a Grantee pursuant to the Plan.

               “Board” shall mean the Board of Directors of the Company.

               “Cause” shall mean, unless otherwise provided in the Grantee’s Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony or a crime of moral turpitude, or any crime involving the Company, (iv) fraud, misappropriation, embezzlement or material or repeated insubordination, (v) a material breach of the Grantee’s employment agreement (if any) with the Company (other than a termination of employment by the Grantee), or (vi) any illegal act detrimental to the Company; all as determined by the Committee.

               “Code” shall mean the Internal Revenue Code of 1986, as amended.

               “Committee” shall mean the Compensation Committee of the Company as appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall at all times consist solely of persons who, at the time of their appointment, each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations.

               “Common Stock” shall mean the Company’s common stock, par value $0.01 per share, either currently existing or authorized hereafter.

               “Company” shall mean MFA Mortgage Investments, Inc., a Maryland corporation.

               “DER” shall mean a right awarded under Section 11 of the Plan to receive (or have credited) the equivalent value (in cash or Shares) of dividends paid on Common Stock.

               “Disability” shall mean, unless otherwise provided by the Committee in the Grantee’s Agreement, the occurrence of an event which would entitle an employee of the Company to the payment of disability income under one of the Company’s approved long-term disability income plans or a long-term disability as determined by the Committee in its absolute discretion pursuant to any other standard as may be adopted by the Committee.

               “Eligible Persons” shall mean officers, directors and employees of the Participating Companies and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to one or more of the Participating Companies.  For purposes of the Plan, a consultant, vendor, customer or other provider of significant services to the Company or any other Participating Company shall be deemed to be an Eligible Person, but will be eligible to receive Grants (but in no event Incentive Stock Options), only after a finding by the Committee in its discretion that the value of the services rendered or to be rendered to the Participating Company is at least equal to the value of the Grants being awarded.

               “Employee” shall mean an individual, including an officer of a Participating Company, who is employed (within the meaning of Code Section 3401 and the regulations thereunder) by the Participating Company.

               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

               “Exercise Price” shall mean the price per Share of Common Stock, determined by the Board or the Committee, at which an Option may be exercised.

               “Fair Market Value” shall mean the value of one share of Common Stock, determined as follows:

(i)

If the Shares are then listed on a national stock exchange, the closing sales price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee.

(ii)

If the Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for the Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee.

(iii)

If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine.  Notwithstanding the foregoing, where the Shares are listed or traded, the Committee may make discretionary determinations in good faith where the Shares have not been traded for ten trading days.

               “Grant” shall mean the issuance of an Incentive Stock Option, Non-qualified Stock Option, Restricted Stock, Phantom Share, DER, other equity-based grant as contemplated herein or any combination thereof as applicable to an Eligible Person.  The Committee will determine the eligibility of employees, officers, directors and others expected to provide significant services to the Participating Companies based on, among other factors, the position and responsibilities of such individuals, the nature and value to the Participating Company of such individuals’ accomplishments and potential contribution to the success of the Participating Company whether directly or through its subsidiaries.

               “Grantee” shall mean an Eligible Person to whom Options, Restricted Stock, Phantom Shares or DERs are granted hereunder.

               “Incentive Stock Option” shall mean an Option of the type described in Section 422(b) of the Code issued to an Employee.

               “Non-qualified Stock Option” shall mean an Option not described in Section 422(b) of the Code.

               “Option” shall mean any option, whether an Incentive Stock Option or a Non-qualified Stock Option, to purchase, at a price and for the term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions in the Plan and the applicable Agreement, a number of Shares determined by the Committee.

               “Optionee” shall mean any Eligible Person to whom an Option is granted, or the Successors of the Optionee, as the context so requires.

               “Participating Companies” shall mean the Company and any of its Subsidiaries which with the consent of the Board participates in the Plan.

               “Phantom Share” shall mean a right, pursuant to the Plan, of the Grantee to payment of the Phantom Share Value.

               “Phantom Share Value,” per Phantom Share, shall mean the Fair Market Value of a Share or, if so provided by the Committee, such Fair Market Value to the extent in excess of a base value established by the Committee at the time of grant.

               “Plan” shall mean the Company’s 2004 Equity Compensation Plan, as set forth herein, and as the same may from time to time be amended.

               “Purchase Price” shall mean the Exercise Price times the number of Shares with respect to which an Option is exercised.

               “Restricted Stock” shall mean an award of Shares that are subject to restrictions hereunder.

               “Retirement” shall mean, unless otherwise provided by the Committee in the Grantee’s Agreement, the Termination of Service (other than for Cause) of a Grantee:

(i)	on or after the Grantee’s attainment of age 65;

(ii)	on or after the Grantee’s attainment of age 55 with five consecutive years of service with the Participating Companies; or

(iii)	as determined by the Committee in its absolute discretion pursuant to such other standard as may be adopted by the Committee.

               “Shares” shall mean shares of Common Stock of the Company, adjusted in accordance with Section 15 of the Plan (if applicable).

               “Subsidiary” shall mean any corporation, partnership or other entity at least 50% of the economic interest in the equity of which is owned by the Company or by another subsidiary.

               “Successors of the Optionee” shall mean the legal representative of the estate of a deceased Optionee or the person or persons who shall acquire the right to exercise an Option by bequest or inheritance or by reason of the death of the Optionee.

               “Termination of Service” shall mean the time when the employee-employer relationship or directorship, or other service relationship (sufficient to constitute service as an Eligible Person), between the Grantee and the Participating Companies is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, death or Retirement; provided, however, Termination of Service shall not include a termination where there is a simultaneous reemployment of the Grantee by a Participating Company or other continuation of service (sufficient to constitute service as an Eligible Person) for a Participating Company.  The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including, but not limited to, the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Employment.  For this purpose, the service relationship shall be treated as continuing intact while the Grantee is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee).

               3.               EFFECTIVE DATE.  The effective date of this restatement of the Plan shall be the date on which it is approved by the holders of the requisite percentage of shares of Common Stock, at a meeting duly called for such purpose.

               4.               ADMINISTRATION.

               a.               Membership on Committee.  The Plan shall be administered by the Committee appointed by the Board.  If no Committee is designated by the Board to act for those purposes, the full Board shall have the rights and responsibilities of the Committee hereunder and under the Agreements.

               b.               Committee Meetings.  The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan.  If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

               c.               Grant of Awards.

(i)

The Committee shall from time to time at its discretion select the Eligible Persons who are to be issued Grants and determine the number and type of Grants to be issued under any Agreement to an Eligible Person.  In particular, the Committee shall (A) determine the terms and conditions, not inconsistent with the terms of the Plan, of any Grants awarded hereunder (including, but not limited to the performance goals and periods applicable to the award of Grants); (B) determine the time or times when and the manner and condition in which each Option shall be exercisable and the duration of the exercise period; and (C) determine or impose other conditions to the Grant or exercise of Options under the Plan as it may deem appropriate.  The Committee may establish such rules, regulations and procedures for the administration of the Plan as it deems appropriate, determine the extent, if any, to which Options, Phantom Shares, Shares (whether or not Shares of Restricted Stock) or DERs shall be forfeited (whether or not such forfeiture is expressly contemplated hereunder), and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.  The Committee shall also cause each Option to be designated as an Incentive Stock Option or a Non-qualified Stock Option, except that no Incentive Stock Options may be granted to an Eligible Person who is not an Employee of the Company.  The Grantee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry or effect one or more of the obligations or restrictions imposed on the Grantee pursuant to the express provisions of the Plan and the Agreement.  DERs will be exercisable separately or together with Options, and paid in cash or other consideration at such times and in accordance with such rules, as the Committee shall determine in its discretion.  Unless expressly provided hereunder, the Committee, with respect to any Grant, may exercise its discretion hereunder at the time of the award or thereafter.  The Committee shall have the right and responsibility to interpret the Plan and the interpretation and construction by the Committee of any provision of the Plan or of any Grant thereunder, including, without limitation, in the event of a dispute, shall be final and binding on all Grantees and other persons to the maximum extent permitted by law.  Without limiting the generality of Section 23, no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant hereunder.

(ii)

Notwithstanding clause (i) of this Section 4(c) and Section 7(a), any award under the Plan to an Eligible Person who is a member of the Committee shall be made by the full Board, but for these purposes the directors of the Corporation who are on the Committee shall be required to be recused in respect of such awards and shall not be permitted to vote.

d.	Awards.

(i)

Agreements.  Grants to Eligible Persons shall be evidenced by written Agreements in such form as the Committee shall from time to time determine.  Such Agreements shall comply with and be subject to the terms and conditions set forth below.

(ii)

Number of Shares.  Each Grant issued to an Eligible Person shall state the number of Shares to which it pertains or which otherwise underlie the Grant and shall provide for the adjustment thereof in accordance with the provisions of Section 15 hereof.

(iii)

Grants.  Subject to the terms and conditions of the Plan and consistent with the Company’s intention for the Committee to exercise the greatest permissible flexibility under Rule 16b-3 under the Exchange Act in awarding Grants, the Committee shall have the power:

(1)

to determine from time to time the Grants to be issued to Eligible Persons under the Plan and to prescribe the terms and provisions (which need not be identical) of Grants issued under the Plan to such persons;

(2)

to construe and interpret the Plan and the Grants thereunder and to establish, amend and revoke the rules, regulations and procedures established for the administration of the Plan.  In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, in any Agreement, or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.  All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Participating Companies and the Grantees;

(3)

to amend any outstanding Grant, subject to Section 17, and to accelerate or extend the vesting or exercisability of any Grant and to waive conditions or restrictions on any Grants, to the extent it shall deem appropriate; and

(4)	generally to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

               5.               PARTICIPATION.

               a.               Eligibility.  Only Eligible Persons shall be eligible to receive Grants under the Plan.

               b.               Limitation of Ownership.  No Grants shall be issued under the Plan to any person who after such Grant would beneficially own more than 9.8% of the outstanding shares of Common Stock of the Company, unless the foregoing restriction is expressly and specifically waived by action of the independent directors of the Board.

               c.               Stock Ownership.  For purposes of Section 5(b) above, in determining stock ownership a Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers, sisters, spouses, ancestors and lineal descendants.  Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its stockholders, partners or beneficiaries.  Stock with respect to which any person holds an Option shall be considered to be owned by such person.

               d.               Outstanding Stock.  For purposes of Section 5(b) above, “outstanding shares” shall include all stock actually issued and outstanding immediately after the issue of the Grant to the Grantee.  With respect to the stock ownership of any Grantee, “outstanding shares” shall include shares authorized for issue under outstanding Options held by such Grantee, but not options held by any other person.

               6.               STOCK.  Subject to adjustments pursuant to Section 15, Grants with respect to an aggregate of no more than 3,500,000 Shares may be granted under the Plan (all of which may be issued as Options).  Subject to adjustments pursuant to Section 15, (i) the maximum number of Shares with respect to which any Options may be granted in any one year to any Grantee shall not exceed 500,000, and (ii) the maximum number of Shares that may underlie Grants, other than Grants of Options, in any one year to any Grantee shall not exceed 500,000.  Notwithstanding the first sentence of this Section 6, (i) Shares that have been granted as Restricted Stock or that have been reserved for distribution in payment for Options or Phantom Shares but are later forfeited or for any other reason are not payable under the Plan; and (ii) Shares as to which an Option is granted under the Plan that remains unexercised at the expiration, forfeiture or other termination of such Option, may be the subject of the issue of further Grants.  Shares of Common Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or previously issued Shares under the Plan.  The certificates for Shares issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement, or as the Committee may otherwise deem appropriate.  Shares subject to DERs, other than DERs based directly on the dividends payable with respect to Shares subject to Options or the dividends payable on a number of Shares corresponding to the number of Phantom Shares awarded, shall be subject to the limitation of this Section 6.  Notwithstanding the limitations above in this Section 6, except in the case of Grants intended to qualify for relief from the limitations of Section 162(m) of the Code, there shall be no limit on the number of Phantom Shares or DERs to the extent they are paid out in cash that may be granted under the Plan.  If any Phantom Shares or DERs are paid out in cash, the underlying Shares may again be made the subject of Grants under the Plan, notwithstanding the first sentence of this Section 6.

               7.               TERMS AND CONDITIONS OF OPTIONS.

               a.               Initial Awards to Compensation Committee Members.  Each member of the Committee shall automatically be granted a Non-qualified Stock Option to purchase 5,000 shares of Common Stock and 1,250 DERs upon the date such person is initially appointed to the Committee, with such terms as may be set forth in the applicable Agreement.  Each Option granted to a Committee member under this Section 7(a) shall become exercisable commencing one year after the date of Grant (unless otherwise provided in the applicable Agreement) and shall expire ten years thereafter.  Such Options shall be subject to adjustment as provided in Section 15; provided that such adjustment and any action by the Board or the Committee with respect to the Plan and such Options satisfies the requirements for exemption under Rule 16b-3 under the Exchange Act and does not cause any member of the Committee to be disqualified as a Non-Employee Director under such Rule.  Notwithstanding the foregoing, the Board may prospectively, from time to time, discontinue, reduce or increase the amount of any or all of the Grants otherwise to be made under this Section 7(a).

               b.               Each Agreement with an Eligible Person shall state the Exercise Price.  The Exercise Price for any Option shall not be less than the Fair Market Value on the date of Grant.

               c.               Medium and Time of Payment.  Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option.  In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 20.  If the applicable Agreement so provides, or the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i)	by a certified or bank cashier’s check;

(ii)

by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii)	by cancellation of indebtedness owed by the Company to the Grantee;

(iv)

subject to Section 17(e), by a loan or extension of credit from the Company evidenced by a full recourse promissory note executed by the Grantee.  The interest rate and other terms and conditions of such note shall be determined by the Committee (in which case the Committee may require that the Grantee pledge his or her Shares to the Company for the purpose of securing the payment of such note, and in no event shall the stock certificate(s) representing such Shares be released to the Grantee until such note shall have been paid in full); or

(v)	by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of Options exercised by certified or bank cashier’s check, the Committee may impose such limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option.  Any fractional shares of Common Stock resulting from a Grantee’s election that are accepted by the Company shall in the discretion of the Committee be paid in cash.

               d.              Term and Nontransferability of Grants and Options.

(i)	Each Option under this Section 7 shall state the time or times which all or part thereof becomes exercisable, subject to the following restrictions.

(ii)	No Option shall be exercisable except by the Grantee or a transferee permitted hereunder.

(iii)

No Option shall be assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Grantee is domiciled at the time of his death; provided, however, that the Committee may (but need not) permit other transfers, where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Section 422(b) of the Code and (iii) is otherwise appropriate and desirable.

(iv)	No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Grant).

(v)

The Committee may not modify, extend or renew any Option granted to any Eligible Person unless such modification, extension or renewal shall satisfy any and all applicable requirements of Rule 16b-3 under the Exchange Act.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

               e.               Termination of Service, Except by Death, Retirement or Disability.  Unless otherwise provided in the applicable Agreement, upon any Termination of Service for any reason other than his or her death, Retirement or Disability, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise his or her Option at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the applicable Agreement, if there occurs a Termination of Service by a Participating Company for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), any Option not exercised in full prior to such termination shall be canceled.

               f.               Death of Optionee.  Unless otherwise provided in the applicable Agreement, if the Optionee of an Option dies while an Eligible Person or within three months after any Termination of Service other than for Cause or a Termination of Service by the Optionee (other than on account of death, Retirement or Disability), and has not fully exercised the Option, then the Option may be exercised in full, subject to the restrictions of Section 4(c) above, at anytime within 12 months after the Optionee’s death, by the Successor of the Optionee, but only to the extent that, at the date of death, the Optionee’s right to exercise such Option had accrued and had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

               g.               Disability or Retirement of Optionee.  Unless otherwise provided in the Agreement, upon any Termination of Service for reason of his or her Disability or Retirement, an Optionee shall have the right, subject to the restrictions of Section 4(c) above, to exercise the Option at any time within 24 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Optionee’s right to exercise such Option had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

               h.               Rights as a Stockholder.  An Optionee, a Successor of the Optionee, or the holder of a DER shall have no rights as a stockholder with respect to any Shares covered by his or her Grant until, in the case of an Optionee, the date of the issuance of a stock certificate for such Shares.  No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 15.

               i.               Modification, Extension and Renewal of Option.  Within the limitations of the Plan, and only with respect to Options granted to Eligible Persons, the Committee may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor (but not including repricings, in the absence of stockholder approval).  The Committee may modify, extend or renew any Option granted to any Eligible Person, unless such modification, extension or renewal would not satisfy any applicable requirements of Rule 16b-3 under the Exchange Act.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted.

               j.               Stock Appreciation Rights.  The Committee, in its discretion, may also permit the Optionee to elect to exercise an Option by receiving Shares, cash or a combination thereof, in the discretion of the Committee, with an aggregate Fair Market Value (or, to the extent of payment in cash, in an amount) equal to the excess of the Fair Market Value of the Shares with respect to which the Option is being exercised over the aggregate Purchase Price, as determined as of the day the Option is exercised.

               k.              Deferral. The Committee may establish a program under which Optionees will have Phantom Shares subject to Section 10 credited upon their exercise of Options, rather than receiving Shares at that time.

               l.               Other Provisions.  The Agreement authorized under the Plan may contain such other provisions not inconsistent with the terms of the Plan (including, without limitation, restrictions upon the exercise of the Option) as the Committee shall deem advisable.

               8.               SPECIAL RULES FOR INCENTIVE STOCK OPTIONS.

               a.               In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Shares with respect to which Incentive Stock Options become exercisable by any Optionee for the first time during any calendar year (under the Plan and all other plans maintained by the Participating Companies, their parent or Subsidiaries) shall not exceed $100,000.

               b.               In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10% owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110% of the Fair Market Value of a Share on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

               c.               If Shares acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by an Optionee prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of Shares to the Optionee pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Optionee shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax-withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

               9.               PROVISIONS APPLICABLE TO RESTRICTED STOCK.

               a.               Vesting Periods.  In connection with the grant of Restricted Stock, whether or not Performance Goals apply thereto, the Committee shall establish one or more vesting periods with respect to the shares of Restricted Stock granted, the length of which shall be determined in the discretion of the Committee. Subject to the provisions of this Section 9, the applicable Agreement and the other provisions of the Plan, restrictions on Restricted Stock shall lapse if the Grantee satisfies all applicable employment or other service requirements through the end of the applicable vesting period.

               b.               Grant of Restricted Stock. Subject to the other terms of the Plan, the Committee may, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the granting of Restricted Stock to Eligible Persons; (ii) provide a specified purchase price for the Restricted Stock (whether or not the payment of a purchase price is required by any state law applicable to the Company); (iii) determine the restrictions applicable to Restricted Stock and (iv) determine or impose other conditions to the grant of Restricted Stock under the Plan as it may deem appropriate.

               c.               Certificates.

(i)

Each Grantee of Restricted Stock shall be issued a stock certificate in respect of Shares of Restricted Stock awarded under the Plan.  Such certificate shall be registered in the name of the Grantee.  Without limiting the generality of Section 6, in addition to any legend that might otherwise be required by the Board or the Company’s charter, bylaws or other applicable documents, the certificates for Shares of Restricted Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the applicable Agreement, or as the Committee may otherwise deem appropriate, and, without limiting the generality of the foregoing, shall bear a legend referring to the terms, conditions, and restrictions applicable to such Grant, substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE MFA MORTGAGE INVESTMENTS, INC. 2004 EQUITY COMPENSATION PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND MFA MORTGAGE INVESTMENTS, INC.  COPIES OF SUCH PLAN AND AWARD AGREEMENT ARE ON FILE IN THE OFFICES OF MFA MORTGAGE INVESTMENTS, INC. AT 350 PARK AVENUE, NEW YORK, NEW YORK 10022.

(ii)

The Committee shall require that the stock certificates evidencing such Shares be held in custody by the Company until the restrictions hereunder shall have lapsed and that, as a condition of any grant of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the stock covered by such Grant.  If and when such restrictions so lapse, the stock certificates shall be delivered by the Company to the Grantee or his or her designee as provided in Section 9(d).

              d.               Restrictions and Conditions.  Unless otherwise provided by the Committee, the Shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(i)

Subject to the provisions of the Plan and the applicable Agreement, during a period commencing with the date of such Grant and ending on the date the period of forfeiture with respect to such Shares lapses, the Grantee shall not be permitted voluntarily or involuntarily to sell, transfer, pledge, anticipate, alienate, encumber or assign Shares of Restricted Stock awarded under the Plan (or have such Shares attached or garnished).  Subject to the provisions of the applicable Agreement and clauses (iii) and (iv) below, the period of forfeiture with respect to Shares granted hereunder shall lapse as provided in the applicable Agreement.  Notwithstanding the foregoing, unless otherwise expressly provided by the Committee, the period of forfeiture with respect to such Shares shall only lapse as to whole Shares.

(ii)

Except as provided in the foregoing clause (i), below in this clause (ii), or in Section 15, the Grantee shall have, in respect of the Shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares; provided, however, that cash dividends on such Shares shall, unless otherwise provided by the Committee in the applicable Agreement, be held by the Company (unsegregated as a part of its general assets) until the period of forfeiture lapses (and forfeited if the underlying Shares are forfeited), and paid over to the Grantee as soon as practicable after such period lapses (if not forfeited).  Certificates for Shares (not subject to restrictions hereunder) shall be delivered to the Grantee or his or her designee promptly after, and only after, the period of forfeiture shall lapse without forfeiture in respect of such Shares of Restricted Stock.

(iii)

Termination of Service, Except by Death, Retirement or Disability.  Unless otherwise provided in the applicable Agreement, and subject to clause (iv) below, if the Grantee has a Termination of Service for Cause or by the Grantee for any reason other than his or her death, Retirement or Disability, during the applicable period of forfeiture, then (A) all Restricted Stock still subject to restriction shall thereupon, and with no further action, be forfeited by the Grantee, and (B) the Company shall pay to the Grantee as soon as practicable (and in no event more than 30 days) after such termination an amount equal to the lesser of (x) the amount paid by the Grantee for such forfeited Restricted Stock as contemplated by Section 9(b), and (y) the Fair Market Value on the date of termination of the forfeited Restricted Stock.

(iv)

Death, Disability or Retirement of Grantee.  Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service by the Company for any reason other than Cause, during the applicable period of forfeiture, then restrictions under the Plan will immediately lapse on all Restricted Stock granted to the applicable Grantee.

               10.             PROVISIONS APPLICABLE TO PHANTOM SHARES.

               a.               Grant of Phantom Shares.  Subject to the other terms of the Plan, the Committee shall, in its discretion as reflected by the terms of the applicable Agreement: (i) authorize the Granting of Phantom Shares to Eligible Persons and (ii) determine or impose other conditions to the grant of Phantom Shares under the Plan as it may deem appropriate.

               b.               Term.  The Committee may provide in an Agreement that any particular Phantom Share shall expire at the end of a specified term.

               c.               Vesting.

(i)	Subject to the provisions of the applicable Agreement and Section 10(c)(ii), Phantom Shares shall vest as provided in the applicable Agreement.

(ii)	Unless otherwise determined by the Committee at the time of Grant, the Phantom Shares granted pursuant to the Plan shall be subject to the following vesting conditions:

(1)

Termination of Service for Cause.  Unless otherwise provided in the applicable Agreement and subject to clause (2) below, if the Grantee has a Termination of Service for Cause, all of the Grantee’s Phantom Shares (whether or not such Phantom Shares are otherwise vested) shall thereupon, and with no further action, be forfeited by the Grantee and cease to be outstanding, and no payments shall be made with respect to such forfeited Phantom Shares.

(2)

Termination of Service for Death, Disability or Retirement of Grantee or by the Company for Any Reason Other than Cause.  Unless otherwise provided in the applicable Agreement, in the event the Grantee has a Termination of Service on account of his or her death, Disability or Retirement, or the Grantee has a Termination of Service by the Company for any reason other than Cause, all outstanding Phantom Shares granted to such Grantee shall become immediately vested.

(3)

Except as contemplated above, in the event that a Grantee has a Termination of Service, any and all of the Grantee’s Phantom Shares which have not vested prior to or as of such termination shall thereupon, and with no further action, be forfeited and cease to be outstanding, and the Grantee’s vested Phantom Shares shall be settled as set forth in Section 10(d).

               d.              Settlement of Phantom Shares.

(i)

Each vested and outstanding Phantom Share shall be settled by the transfer to the Grantee of one Share; provided, however, that, the Committee at the time of grant (or, in the appropriate case, as determined by the Committee, thereafter) may provide that a Phantom Share may be settled (A) in cash at the applicable Phantom Share Value, (B) in cash or by transfer of Shares as elected by the Grantee in accordance with procedures established by the Committee or (C) in cash or by transfer of Shares as elected by the Company.

(ii)	Each Phantom Share shall be settled with a single-sum payment by the Company; provided, however, that, with respect to Phantom Shares of a Grantee which have a common Settlement Date (as defined below), the Committee may permit the Grantee to elect in accordance with procedures established by the Committee to receive installment payments over a period not to exceed ten years.

(iii)

(1)          The settlement date with respect to a Grantee is the first day of the month to follow the Grantee’s Termination of Service (“Settlement Date”); provided, however, that a Grantee may elect, in accordance with procedures to be adopted by the Committee, that such Settlement Date will be deferred as elected by the Grantee to a time permitted by the Committee under procedures to be established by the Committee.  Unless otherwise determined by the Committee, elections under this Section 10(d)(iii)(1) must be made at least six months before, and in the year prior to the year in which, the Settlement Date would occur in the absence of such election.

(2)

Notwithstanding Section 10(d)(iii)(1), the Committee may provide that distributions of Phantom Shares can be elected at any time in those cases in which the Phantom Share Value is determined by reference to Fair Market Value to the extent in excess of a base value, rather than by reference to unreduced Fair Market Value.

	(3)	Notwithstanding the foregoing, the Settlement Date, if not earlier pursuant to this Section 10(d)(iii), is the date of the Grantee’s death.

(iv)

Notwithstanding any other provision of the Plan, a Grantee may receive any amounts to be paid in installments as provided in Section 10(d)(ii) or deferred by the Grantee as provided in Section 10(d)(iii) in the event of an “Unforeseeable Emergency.”  For these purposes, an “Unforeseeable Emergency,” as determined by the Committee in its sole discretion, is a severe financial hardship to the Grantee resulting from a sudden and unexpected illness or accident of the Grantee or “dependent,” as defined in Section 152(a) of the Code, of the Grantee, loss of the Grantee’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Grantee.  The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

	(1)	through reimbursement or compensation by insurance or otherwise;

	(2)	by liquidation of the Grantee’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

	(3)	by future cessation of the making of additional deferrals under Section 10(d)(ii) and (iii).

Without limitation, the need to send a Grantee’s child to college or the desire to purchase a home shall not constitute an Unforeseeable Emergency.  Distributions of amounts because of an Unforeseeable Emergency shall be permitted to the extent reasonably needed to satisfy the emergency need.

e.	Other Phantom Share Provisions.

(i)

Rights to payments with respect to Phantom Shares granted under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment, levy, execution, or other legal or equitable process, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, attach or garnish, or levy or execute on any right to payments or other benefits payable hereunder, shall be void.

(ii)

A Grantee may designate in writing, on forms to be prescribed by the Committee, a beneficiary or beneficiaries to receive any payments payable after his or her death and may amend or revoke such designation at any time.  If no beneficiary designation is in effect at the time of a Grantee’s death, payments hereunder shall be made to the Grantee’s estate.  If a Grantee with a vested Phantom Share dies, such Phantom Share shall be settled and the Phantom Share Value in respect of such Phantom Shares paid, and any payments deferred pursuant to an election under Section 10(d)(iii) shall be accelerated and paid, as soon as practicable (but no later than 60 days) after the date of death to such Grantee’s beneficiary or estate, as applicable.

(iii)

The Committee may establish a program under which distributions with respect to Phantom Shares may be deferred for periods in addition to those otherwise contemplated by the foregoing provisions of this Section 10.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

(iv)	Notwithstanding any other provision of this Section 10, any fractional Phantom Share will be paid out in cash at the Phantom Share Value as of the Settlement Date.

(v)

No Phantom Share shall give any Grantee any rights with respect to Shares or any ownership interest in the Company.  Except as may be provided in accordance with Section 11, no provision of the Plan shall be interpreted to confer upon any Grantee of a Phantom Share any voting, dividend or derivative or other similar rights with respect to any Phantom Share.

f.	Claims Procedures.

(i)

The Grantee, or his beneficiary hereunder or authorized representative, may file a claim for payments with respect to Phantom Shares under the Plan by written communication to the Committee or its designee.  A claim is not considered filed until such communication is actually received.  Within 90 days (or, if special circumstances require an extension of time for processing, 180 days, in which case notice of such special circumstances should be provided within the initial 90-day period) after the filing of the claim, the Committee will either:

(1) approve the claim and take appropriate steps for satisfaction of the claim; or

(2)

if the claim is wholly or partially denied, advise the claimant of such denial by furnishing to him or her a written notice of such denial setting forth (A) the specific reason or reasons for the denial; (B) specific reference to pertinent provisions of the Plan on which the denial is based and, if the denial is based in whole or in part on any rule of construction or interpretation adopted by the Committee, a reference to such rule, a copy of which shall be provided to the claimant; (C) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the reasons why such material or information is necessary; and (D) a reference to this Section 10(f) as the provision setting forth the claims procedure under the Plan.

(ii)

The claimant may request a review of any denial of his or her claim by written application to the Committee within 60 days after receipt of the notice of denial of such claim.  Within 60 days (or, if special circumstances require an extension of time for processing, 120 days, in which case notice of such special circumstances should be provided within the initial 60-day period) after receipt of written application for review, the Committee will provide the claimant with its decision in writing, including, if the claimant’s claim is not approved, specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

               11.            PROVISIONS APPLICABLE TO DIVIDEND EQUIVALENT RIGHTS.

               a.               Grant of DERs.  Subject to the other terms of the Plan (including, without limitation, Section 7(a)), the Committee shall, in its discretion as reflected by the terms of the Agreements, authorize the granting of DERs to Eligible Persons based on the dividends declared on Common Stock, to be credited as of the dividend payment dates, during the period between the date a Grant is issued, and the date such Grant is exercised, vests or expires, as determined by the Committee.  Such DERs shall be converted to cash or additional Shares by such formula and at such time and subject to such limitation as may be determined by the Committee.  With respect to DERs granted with respect to Options intended to be qualified performance-based compensation for purposes of Section 162(m) of the Code, such DERs shall be payable regardless of whether such Option is exercised.  If a DER is granted in respect of another Grant hereunder, then, unless otherwise stated in the Agreement, or, in the appropriate case, as determined by the Committee, in no event shall the DER be in effect for a period beyond the time during which the applicable related portion of the underlying Grant has been exercised or otherwise settled, or has expired, been forfeited or otherwise lapsed, as applicable.

b.	Certain Terms.

(i)	The term of a DER shall be set by the Committee in its discretion.

(ii)	Payment of the amount determined in accordance with Section 11(a) shall be in cash, in Common Stock or a combination of the both, as determined by the Committee at the time of grant.

                c.              Other Types of DERs.  The Committee may establish a program under which DERs of a type whether or not described in the foregoing provisions of this Section 11 may be granted to Eligible Persons.  For example, without limitation, the Committee may grant a DER in respect of each Share subject to an Option or with respect to a Phantom Share, which right would consist of the right (subject to Section 11(d)) to receive a cash payment in an amount equal to the dividend distributions paid on a Share from time to time.

                d.              Deferral.

(i)

The Committee may establish a program under which Grantees (i) will have Phantom Shares credited, subject to the terms of Sections 10(d) and 10(e) as though directly applicable with respect thereto, upon the granting of DERs, or (ii) will have payments with respect to DERs deferred.

(ii)

The Committee may establish a program under which distributions with respect to DERs may be deferred.  Such program may include, without limitation, provisions for the crediting of earnings and losses on unpaid amounts, and, if permitted by the Committee, provisions under which Grantees may select from among hypothetical investment alternatives for such deferred amounts in accordance with procedures established by the Committee.

               12.            OTHER STOCK-BASED AWARDS.  The Board shall have the right to issue other Grants based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, and the grant of securities convertible into Common Stock.

               13.            PERFORMANCE GOALS.  The Committee, in its discretion, shall in the case of Grants (including, in particular, Grants other than Options) intended to qualify for an exception from the limitation imposed by Section 162(m) of the Code (“Performance-Based Grants”) (i) establish one or more performance goals (“Performance Goals”) as a precondition to the issue of Grants, and (ii) provide, in connection with the establishment of the Performance Goals, for predetermined Grants to those Grantees (who continue to meet all applicable eligibility requirements) with respect to whom the applicable Performance Goals are satisfied.  The Performance Goals shall be based upon the criteria set forth in Exhibit A hereto which is hereby incorporated herein by reference as though set forth in full.  The Performance Goals shall be established in a timely fashion such that they are considered preestablished for purposes of the rules governing performance-based compensation under Section 162(m) of the Code. Prior to the award of Restricted Stock hereunder, the Committee shall have certified that any applicable Performance Goals, and other material terms of the Grant, have been satisfied.  Performance Goals which do not satisfy the foregoing provisions of this Section 13 may be established by the Committee with respect to Grants not intended to qualify for an exception from the limitations imposed by Section 162(m) of the Code.

               14.            TERM OF PLAN.  Grants may be granted pursuant to the Plan until the expiration of ten years from the effective date of the Plan.

               15.            RECAPITALIZATION AND CHANGES OF CONTROL.

               a.              Subject to any required action by stockholders and to the specific provisions of Section 16, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of the outstanding Grants, then:

(1)

the maximum aggregate number of Shares which may be made subject to Options and DERs under the Plan, the maximum aggregate number and kind of Shares of Restricted Stock that may be granted under the Plan, the maximum aggregate number of Phantom Shares and other Grants which may be granted under the Plan may be appropriately adjusted by the Committee in its discretion; and

(2)

the Committee shall take any such action as in its discretion shall be necessary to maintain each Grantees’ rights hereunder (including under their applicable Agreements) so that they are, in their respective Options, Phantom Shares and DERs, substantially proportionate to the rights existing in such Options, Phantom Shares and DERs prior to such event, including, without limitation, adjustments in (A) the number of Options, Phantom Shares and DERs (and other Grants under Section 12) granted, (B) the number and kind of shares or other property to be distributed in respect of Options, Phantom Shares and DERs (and other Grants under Section 12, as applicable), (C) the Exercise Price, Purchase Price and Phantom Share Value, and (D) performance-based criteria established in connection with Grants (to the extent consistent with Section 162(m) of the Code, as applicable); provided that, in the discretion of the Committee, the foregoing clause (D) may also be applied in the case of any event relating to a Subsidiary if the event would have been covered under this Section 15(a) had the event related to the Company.

To the extent that such action shall include an increase or decrease in the number of Shares subject to all outstanding Grants, the number of Shares available under Section 6 above shall be increased or decreased, as the case may be, proportionately.

               b.               Any Shares or other securities distributed to a Grantee with respect to Restricted Stock or otherwise issued in substitution of Restricted Stock pursuant to this Section 15 shall be subject to the restrictions and requirements imposed by Section 9, including depositing the certificates therefor with the Company together with a stock power and bearing a legend as provided in Section 9(c)(i).

               c.               If the Company shall be consolidated or merged with another corporation or other entity, each Grantee who has received Restricted Stock that is then subject to restrictions imposed by Section 9(d) may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Grantee is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 9(c)(ii), and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 9(d), and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 9(c)(i).

               d.               The judgment of the Committee with respect to any matter referred to in this Section 15 shall be conclusive and binding upon each Grantee without the need for any amendment to the Plan.

               e.               Subject to any required action by stockholders, if the Company is the surviving corporation in any merger or consolidation, the rights under any outstanding Grant shall pertain and apply to the securities to which a holder of the number of Shares subject to the Grant would have been entitled.  In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option and settling of each Phantom Share or, as applicable, other Grant under Section 12, shall be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Grant by the successor to the Company.

               f.               To the extent that the foregoing adjustment related to securities of the Company, such adjustments shall be made by the Committee, whose determination shall be conclusive and binding on all persons.

               g.               Except as expressly provided in this Section 15, a Grantee shall have no rights by reason of subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to a Grant or the Exercise Price of Shares subject to an Option.

               h.              Grants made pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

i.	Upon the occurrence of a Change of Control:

(i)

The Committee as constituted immediately before the Change of Control may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the Change of Control (including, without limitation, the substitution of stock other than stock of the Company as the stock optioned hereunder, and the acceleration of the exercisability of the Options and settling of each Phantom Share or, as applicable, other Grant under Section 12), provided that the Committee determines that such adjustments do not have a substantial adverse economic impact on the Grantee as determined at the time of the adjustments.

(ii)	All restrictions and conditions on each DER shall automatically lapse and all Grants under the Plan shall be deemed fully vested.

(iii)

Notwithstanding the provisions of Section 10, the Settlement Date for Phantom Shares shall be the date of such Change of Control and all amounts due with respect to Phantom Shares to a Grantee hereunder shall be paid as soon as practicable (but in no event more than 30 days) after such Change of Control, unless such Grantee elects otherwise in accordance with procedures established by the Committee.

j.	“Change of Control” shall mean the occurrence of any one of the following events:

(i)

any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act(other than the Company, any of its affiliates or any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any of its affiliates and, with respect to any particular Eligible Employee, other than such Eligible Employee) together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of either (A) the combined voting power of the Company’s then outstanding securities having the right to vote in an election of the Board (“voting securities”) or (B) the then outstanding Shares (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii)

persons who, as of the effective date of the Plan, constitute the Board (the “Incumbent Directors”) cease for any reason, including, without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a member of the Board subsequent to the effective date whose election or nomination for election was approved and/or ratified by a vote of at least a majority of the Incumbent Directors shall, for purposes of the Plan, be considered an Incumbent Director; or

(iii)

there shall occur (A) any consolidation or merger of the Company or any Subsidiary where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

                               Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of Shares or other voting securities outstanding, increases (x) the proportionate number of Shares beneficially owned by any person to 30% or more of the Shares then outstanding or (y) the proportionate voting power represented by the voting securities beneficially owned by any person to 30% or more of the combined voting power of all then outstanding voting securities; provided, however, that, if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional Shares or other voting securities (other than pursuant to a stock split, stock dividend, or similar transaction), then a “Change of Control” shall be deemed to have occurred for purposes of this subsection (j).

               16.          EFFECT OF CERTAIN TRANSACTIONS.  In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation, reorganization or other business combination in which the Company is acquired by another entity or in which the Company is not the surviving entity, or (iii) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, the Plan and the Grants issued hereunder shall terminate upon the effectiveness of any such transaction or event, unless provision is made in connection with such transaction for the assumption of Grants theretofore granted, or the substitution for such Grants of new Grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 15.  In the event of such termination, all outstanding Options and Grants shall be exercisable in full for at least fifteen days prior to the date of such termination whether or not otherwise exercisable during such period.

               17.          SECURITIES LAW REQUIREMENTS.

               a.             Legality of Issuance.  The issuance of any Shares pursuant to Grants under the Plan and the issuance of any Grant shall be contingent upon the following:

(i)

the obligation of the Company to sell Shares with respect to Grants issued under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)

the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits applicable to stock options; and

(iii)

each grant of Options, Restricted Stock, Phantom Shares (or issuance of Shares in respect thereof) or DERs (or issuance of Shares in respect thereof), or other Grant under Section 12 (or issuance of Shares in respect thereof), is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Options, Shares of Restricted Stock, Phantom Shares, DERs, other Grants or other Shares, no payment shall be made, or Phantom Shares or Shares issued or grant of Restricted Stock or other Grant made, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

             b.              Restrictions on Transfer.  Regardless of whether the offering and sale of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law.  In the event that the sale of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel.  Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 17 shall be conclusive and binding on all persons.  Without limiting the generality of Section 6, stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear a restrictive legend, substantially in the following form, and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”).  ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

               c.               Registration or Qualification of Securities.  The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Shares under the Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Shares under the Plan to comply with any law.

               d.               Exchange of Certificates.  If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Shares sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

               e.                Certain Loans.  Notwithstanding any other provision of the Plan, the Company shall not be required to take or permit any action under the Plan or any Agreement which, in the good-faith determination of the Company, would result in a material risk of a violation by the Company of Section 13(k) of the Exchange Act.

               18.               AMENDMENT OF THE PLAN.  The Board may from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever.  The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Grantee with respect to Grants previously granted unless such amendments are in connection with compliance with applicable laws; provided, however, that the Board may not make any amendment in the Plan that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement of applicable law or regulation, or of any applicable exchange or similar rule, unless and until the approval of the holders of such Common Stock is obtained.

               19.               APPLICATION OF FUNDS.  The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option, the sale of Restricted Stock or in connection with other Grants under the Plan will be used for general corporate purposes.

               20.               TAX WITHHOLDING.  Each Grantee shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the Grantee for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income.  A Grantee may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of Shares to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company Shares owned by the Grantee with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a Grantee who is an Employee of the Company at the time such withholding is effected, by withholding from the Grantee’s cash compensation.  Notwithstanding anything contained in the Plan to the contrary, the Grantee’s satisfaction of any tax-withholding requirements imposed by the Committee shall be a condition precedent to the Company’s obligation as may otherwise by provided hereunder to provide Shares to the Grantee, and the failure of the Grantee to satisfy such requirements with respect to a Grant shall cause such Grant to be forfeited.

               21.               NOTICES.  All notices under the Plan shall be in writing, and if to the Company, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally or mailed to the Grantee at the address appearing in the records of the Participating Company.  Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 21.

               22.               RIGHTS TO EMPLOYMENT OR OTHER SERVICE.  Nothing in the Plan or in any Grant issued pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the

Participating Company (if applicable) or interfere in any way with the right of the Participating Company and its stockholders to terminate the individual’s employment or other service at any time.

               23.               EXCULPATION AND INDEMNIFICATION.  To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

               24.               NO FUND CREATED.  Any and all payments hereunder to any Grantee under the Plan shall be made from the general funds of the Company (or, if applicable, a Participating Company), no special or separate fund shall be established or other segregation of assets made to assure such payments, and the Phantom Shares (including for purposes of this Section 24 any accounts established to facilitate the implementation of Section 10(d)(iii)) and any other similar devices issued hereunder to account for Plan obligations do not constitute Common Stock and shall not be treated as (or as giving rise to) property or as a trust fund of any kind; provided, however, that the Company (or a Participating Company) may establish a mere bookkeeping reserve to meet its obligations hereunder or a trust or other funding vehicle that would not cause the Plan to be deemed to be funded for tax purposes or for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.  The obligations of the Company (or, if applicable, a Participating Company) under the Plan are unsecured and constitute a mere promise by the Company (or, if applicable, a Participating Company) to make benefit payments in the future and, to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company).  Without limiting the foregoing, Phantom Shares and any other similar devices issued hereunder to account for Plan obligations are solely a device for the measurement and determination of the amounts to be paid to a Grantee under the Plan, and each Grantee’s right in the Phantom Shares and any such other devices is limited to the right to receive payment, if any, as may herein be provided.

               25.               NO FIDUCIARY RELATIONSHIP.  Nothing contained in the Plan (including without limitation Section 10(e)(iii)), and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Company, the Participating Companies, or their officers or the Committee, on the one hand, and the Grantee, the Company, the Participating Companies or any other person or entity, on the other.

               26.               CAPTIONS.  The use of captions in the Plan is for convenience.  The captions are not intended to provide substantive rights.

               27.               GOVERNING LAW.  THE PLAN SHALL BE GOVERNED BY THE LAWS OF MARYLAND, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.

               28.               EXECUTION.  The Company has caused the Plan to be executed in the name and on behalf of the Company by an officer of the Company thereunto duly authorized as of this 30th day of March, 2004.

MFA MORTGAGE INVESTMENTS, INC., a Maryland corporation

By: /s/ Stewart Zimmerman
Name: Stewart Zimmerman
Title: President and Chief Executive Officer

EXHIBIT A

PERFORMANCE CRITERIA

               Performance-Based Grants intended to qualify as “performance based” compensation under Section 162(m) of the Code, may be payable upon the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Criteria, in each case on specified date or over any period, up to ten years, as determined by the Committee.  Performance Criteria may be based on the achievement of the specified levels of performance under one or more of the measures set out below relative to the performance of one or more other corporations or indices.

               “Performance Criteria” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Participating Company or any division or operating unit thereof:

i.)	pre-tax income,

ii.)	after-tax income,

iii.)	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis),

iv.)	operating income,

v.)	cash flow,

vi.)	earnings per share,

vii.)	return on equity,

viii.)	return on invested capital or assets,

ix.)	cash and/or funds available for distribution,

x.)	appreciation in the fair market value of the Common Stock,

xi.)	return on investment,

xii.)	total return to stockholders (meaning the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period),

xiii.)	net earnings growth,

xiv.)	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

xv.)	related return ratios,

xvi.)	increase in revenues,

xvii.)	the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,

xviii.)	net earnings,

xix.)	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

xx.)	number of securities sold,

xxi.)

earnings before any one or more of the following items: interest, taxes, depreciation or amortization for the applicable period, as reflected in the Company’s financial reports for the applicable period, and

xxii.)

total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period).

               Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

               To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Criteria described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

APPENDIX B

MFA MORTGAGE INVESTMENTS, INC.
AUDIT COMMITTEE CHARTER

I.          Purpose

The principal purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of MFA Mortgage Investments, Inc. (“MFA”) in fulfilling its responsibilities to the stockholders, potential stockholders and investment community relating to the corporate accounting and reporting practices of MFA and its subsidiaries, the quality and integrity of MFA’s consolidated financial statements, MFA’s compliance with applicable legal and regulatory requirements, the performance, qualifications and independence of MFA’s external auditors and the performance of MFA’s internal audit function.

In discharging its oversight role, the Committee is granted the authority to adopt policies and procedures to ensure that the accounting and reporting practices of MFA are of the highest quality and integrity, including the authority to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of MFA, and the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties.

It shall also be the responsibility of the Committee to maintain free and open means of communication among the Board and MFA’s external auditors, internal auditors and personnel.  Through these lines of communication, the Committee shall monitor any issues or areas that fall within the scope of its duties, purpose or responsibilities that require special attention.  MFA’s external auditors are ultimately accountable to the Committee and the Board.

II.          Membership

1. The Committee will have at least three members, each of whom shall be appointed by the Board. Each member of the Committee shall be financially literate (i.e., able to read and understand financial statements, in general, and MFA’s financial statements, in particular, and aware of the functions of auditors for a company) as affirmatively determined by the Board in connection with such member’s appointment to the Committee.

2. The Committee shall be composed solely of “independent” directors who have no employment or professional relationship with MFA, who are independent of MFA’s management and who comply with the requirements for serving on audit committees as set forth in the corporate governance standards, as amended from time to time, of the New York Stock Exchange (“NYSE”) and all applicable laws, rules and regulations of the Securities and Exchange Commission (the “SEC”) or other similar governing bodies.  The definition of “independent” requires that the Board affirmatively determine that a director to be appointed to the Committee not have any material relationship with MFA or any of its subsidiaries.  In addition, the independence of each member of the Committee shall be reviewed on an annual basis by the Board or more frequently as the circumstances dictate.  For purposes of the Committee, a director is not independent if:

a) the director receives, directly or indirectly, any consulting, advisory or other compensatory fees from MFA or any of its subsidiaries, other than fees for serving in his or her capacity as a member of the Board and as a member of the Board’s committees;

b) the Board determines that the director has a material relationship with MFA or any of its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with MFA or any of its subsidiaries) or is otherwise an affiliate of MFA;

c) the director is an employee of MFA or an “immediate family member” of the director is an executive officer of MFA, unless a “cooling-off” period of at least three years has elapsed after the termination of such employment relationship;

d) the director or an “immediate family member” of the director receives more than $100,000 per year in direct compensation from MFA, other than fees for serving in his or her capacity as a member of the Board and as a member of the Board’s committees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way upon continued service), unless a “cooling-off” period of at least three years after has elapsed after the receipt by any such person of more that $100,000 per year in such compensation;

e) the director is affiliated with or employed by, or an “immediate family member” of the director is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of MFA, unless a “cooling-off” period of at least three years has elapsed after the termination of either such affiliation or employment with the auditor or the auditing relationship;

e) the director or an “immediate family member” of the director is employed as an executive officer of another company where any of MFA’s present executives serve on that company’s compensation committee, unless a “cooling-off” period of at least three years has elapsed after the termination of such service or employment relationship; or

f) the director is an executive officer or an employee, or an “immediate family member” of the director is an executive officer, of another company (i) that accounts for at least 2% or $1 million, whichever is greater, of MFA’s consolidated gross revenues or (ii) for which MFA accounts for at least 2% or $1 million, whichever is greater, of such other company’s consolidated gross revenues, unless a “cooling-off” period of at least three years has elapsed after falling below such threshold.

For purposes of the foregoing, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such person’s home.

3. A director appointed to the Committee may not serve on more than two additional audit committees for publicly listed companies, unless the Board has made an affirmative determination that such director is able to effectively undertake the responsibilities of serving on the Committee in addition to his or her positions on other such audit committees.

4. The Board shall appoint one member of the Committee to serve as the Chairperson and shall affirmatively determine at the time of such appointment that such member possesses accounting or related financial management expertise.

III.          Responsibilities and Duties

               A.          Financial and Related Reporting

1. The Committee shall, prior to each filing by MFA of a Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC, review with MFA’s management and external auditors, and approve, the interim financial information to be included in the Form 10-Q and review the matters described in Statement on Auditing Standards No. 61, as it may be modified or supplemented, of the American Institute of Certified Public Accountants, Communication with Audit Committees (“SAS 61”).  In connection therewith, the Committee shall review any matters of significance, including significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on MFA’s consolidated financial statements and recent or proposed requirements of the SEC, the Financial Accounting Standards Board (the “FASB”) or other similar governing bodies, and the disclosure set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-Q.

2. The Committee shall, prior to each filing by MFA of an Annual Report on Form 10-K (the “Form 10-K”) with the SEC, review with MFA’s management and external auditors, and approve, the audited financial statements to be included in the Form 10-K and in MFA’s annual report to stockholders (the “Annual Report”) and review and consider the matters described in SAS 61.  In connection therewith, the Committee shall review significant adjustments, management judgments and accounting estimates, significant reserves and/or accruals, significant new accounting principles, disagreements between management and the external auditors and their effect, if any, on MFA’s consolidated financial statements and recent or proposed requirements of the SEC, the FASB or other similar governing bodies, and the disclosure set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Form 10-K.  Following such review, the Committee shall recommend to the Board whether the audited financial statements should be included in the Annual Report or the Form 10-K.

3. The Committee shall meet with MFA’s Chief Executive Officer, Chief Financial Officer and/or any other officer of MFA responsible for certifying MFA’s Form 10-K or Form 10-Qs filed with the SEC, prior to any such certification, and review with such officers their disclosures relating to (a) all significant deficiencies in the design or operation of internal controls which could adversely affect MFA’s ability to record, process, summarize and report financial data and the identification of any material weakness in internal controls and (b) any fraud, whether or not material, that involves MFA’s management or other employees who have a significant role relating to MFA’s internal controls.

4. In connection with its review of each Form 10-Q and Form 10-K and prior to issuance of any earnings press release by MFA, the Committee shall review with MFA’s management and external auditors the consolidated statements of operations, earnings guidance and other financial information to be included in such earnings press release.  Prior to issuance of any release of financial information or earnings guidance to analysts or rating agencies, the Committee shall review with MFA’s management and external auditors the financial information or earnings guidance to be included in such release to be provided to analysts or rating agencies.

5. The Committee shall annually issue a written report to the Board, a copy of which shall be included in MFA’s proxy statement related to the annual meeting of stockholders, stating whether the Committee has (a) reviewed and discussed the audited financial statements with MFA’s management, (b) discussed with MFA’s external auditors the matters required to be discussed by SAS 61, (c) received from MFA’s external auditors disclosures regarding such auditors’ independence required by Independence Standards Board 1 and discussed with such auditors their independence, (d) recommended to the Board that the audited financial statements of MFA be included in the Annual Report and the Form 10-K and (e) such other information as may be required, from time to time, by the rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies.

6. The Committee shall periodically discuss with MFA’s external auditors, such auditors’ judgments about the quality, not just the acceptability, of MFA’s accounting principles as applied in its consolidated financial statements.  The discussion should include such issues as the clarity of MFA’s financial disclosures, the degree of aggressiveness or conservatism of MFA’s accounting principles and the underlying estimates and other significant decisions made by MFA’s management in preparing the financial disclosures.

7. The Committee shall obtain and review, on an annual basis, a report prepared by MFA’s management and/or external auditors setting forth all significant financial reporting issues and judgments made in connection with the preparation of MFA’s financial statements, including an analysis of the effects on the financial statements of MFA of any alternative generally accepted accounting principle (“GAAP”) methods adopted by MFA, any regulatory and/or accounting initiatives and any off-balance sheet structures and all critical accounting policies and practices MFA uses or expects to use.

               B.          Controls and Compliance

8. The Committee shall periodically review with MFA’s management, external auditors and internal auditors (a) the adequacy and effectiveness of MFA’s system of internal accounting controls, (b) any recommendations of such external and/or internal auditors with respect to any material weaknesses in MFA’s system of internal controls, (c) any material matters or problems with respect to accounting, EDP records, procedures or operations of MFA which have not been resolved to such external and/or internal auditors’ satisfaction after having been brought to the attention of management and (d) any material matters or problems with respect to the safeguarding of MFA’s assets and limitations on authority of MFA’s management relating to, among other things, investments, borrowings and derivative instruments.  Such review should also consider the impact of the adequacy and effectiveness of MFA’s system of internal accounting controls on MFA’s financial reporting on both an annual and quarterly basis.

9. The Committee shall discuss and review policies with respect to risk assessment and risk management, including, but not limited to, (a) guidelines and policies to govern the process by which risk assessment and risk management is undertaken by MFA and its management, (b) the adequacy of MFA’s insurance coverage, (c) any uninsured or commercially uninsurable risks, (d) MFA’s interest rate risk management, (e) MFA’s counter-party and credit risks and (f) any environmental risks relating to MFA.

10. The Committee shall review with MFA’s management and tax advisors the status of all tax returns, including open years and potential disputes.  The Committee shall review with MFA’s external auditors the adequacy of tax reserves included in MFA’s consolidated financial statements.

11. On at least an annual basis, the Committee shall review with MFA’s legal counsel, (a) any legal or regulatory matters that could have a significant impact on MFA’s financial statements, (b) MFA’s compliance with applicable laws and regulations and (c) inquiries received from regulators or governmental agencies.

12. The Committee shall review the status of significant litigation with MFA’s legal counsel and external auditors, if appropriate, and whether reserves, if any, in connection with actual and/or potential litigation are appropriate.

13. The Committee shall monitor and review MFA’s compliance with applicable SEC and NYSE rules and regulations relating to, among other things, MFA’s corporate accounting and reporting practices, the quality and integrity of MFA’s consolidated financial statements, the performance, qualifications and independence of MFA’s external auditors and the performance of MFA’s internal audit function.

               C.          Internal Audit

14. To the extent applicable, the Committee shall review the function of MFA’s internal audit department, its budget, organization, activities, independence and authority of its reporting obligations.  The Committee shall, on a regular basis, review MFA’s internal audit charter and compliance by MFA’s internal audit department with applicable IIA standards.  The Committee shall also review the appointment and replacement of MFA’s senior internal auditing executive and the coordination of such activities with MFA’s external auditors.

15. The Committee shall meet regularly, but in no event less than once every six months, with MFA’s internal auditors in executive sessions without MFA’s management present.

               D.          External Audit

16. The Committee shall hire and fire (subject, if applicable, to stockholder ratification) the external auditors to be used to audit the consolidated financial statements of MFA.

17. The Committee shall review and pre-approve the engagement fees and the terms of all auditing and non-auditing services to be provided by MFA’s external auditors and evaluate the effect thereof on the independence of the external auditors.  The Committee shall also review and evaluate the scope of all non-auditing services to be provided by MFA’s external auditors in order to confirm that such services are permitted by the rules and/or regulations of the NYSE, the SEC, FASB or other similar governing bodies.  As necessary, the Committee shall consult with MFA’s management regarding the engagement fees or terms of any such auditing or non-auditing services.

18. The Committee shall, at least annually, evaluate MFA’s external auditors’ qualifications, performance and independence and present a written report to the Board of its conclusions with respect to such evaluation.  In connection with this evaluation, the external auditors shall provide a written annual report to the Committee describing: (a) such external auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of such external auditors or by any inquiry or investigation by government or professional authorities within the preceding five years, respecting one or more independent audits carried out by such external auditors, and any steps taken to deal with any such issues; and (c) in order to assess such external auditors’ independence, all relationships between such external auditors and MFA.  The Committee shall consult with MFA’s management, its external auditors and/or personnel responsible for its internal audit function, as necessary, regarding this evaluation.

19. The Committee shall review and evaluate the qualifications, performance and independence of the lead partner of the external auditors, ensure that neither the lead partner nor the concurring partner of the external auditors serves, respectively, in that capacity for more than five years (or such other period as may be prescribed by rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies) and present its conclusions with respect to the independent auditors, including whether the audit firm itself should be changed periodically, to the Board.

20. The Committee shall meet with MFA’s management and external auditors prior to commencement of the annual audit by such external auditors for the purpose of reviewing the scope and audit procedures of such audit, including special audit risk areas and materiality.  The Committee shall also meet with MFA’s external auditors subsequent to completion of that audit for the purpose of reviewing the results.

21. The Committee shall obtain and review any written reports issued by MFA’s external auditors regarding all critical accounting policies and practices MFA uses or expects to use, all alternative treatments of financial information within GAAP that have been discussed with MFA’s management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the external auditors.

22. The Committee shall meet regularly, but in no event less than once every six months, with MFA’s external auditors in executive sessions without MFA’s management present.  Among the items to be discussed at these meetings are the auditors’ evaluation of MFA’s financial, accounting and internal auditing personnel and the cooperation that the auditors received during the course of the audit, including any audit problems or difficulties, together with the responses of MFA’s management thereto, any restrictions on the scope of such external auditors’ activities and any significant disagreements with MFA’s management.  If applicable, such review may also include any accounting adjustments that were noted or proposed by such auditors but were “passed” (including similar adjustments that were passed because individually they were not material), any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, any “management” or “internal control” letter issued, or proposed to be issued, by such auditors to MFA and all other material written communications between the external auditors and the management of MFA.

               E.           Other Committee Activities

23. The Committee shall report to the Board on a regular basis.

24. The Committee shall serve as access for MFA’s management, external auditors and internal auditors to the Board with respect to all matters within the scope of the Committee’s duties.

25. In accordance with the applicable rules and/or regulations of the NYSE, the SEC, the FASB or other similar governing bodies, the Committee shall set clear policies for MFA’s hiring of employees or former employees of MFA’s external auditors.  In addition, the Committee shall also conduct exit interviews with departing executive officers in order to evaluate MFA’s corporate accounting and reporting practices.

26. The Committee shall establish, review and update periodically an orientation and training program for new Committee members, based upon the New Member Orientation Guidelines attached hereto as Exhibit A, and ensure continuing education and training for current Committee members.

27. The Committee shall conduct an annual evaluation of its own performance, including the performance of individual members, and confirm annually that all of the Committee’s responsibilities set forth in this Charter have been performed.

28. The Committee shall annually review and assess this Charter.  This Charter may be amended by the recommendation of the Committee and the approval of the independent members of the Board.  All amendments will be reported to the Board.

IV.          Complaint Procedures

Any issue of significant financial misconduct shall be brought to the attention of the Committee for its consideration.  In this connection, the Committee shall establish procedures for (a) the receipt, retention and treatment of complaints received by MFA’s employees and stockholders regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of MFA of concerns regarding questionable accounting or auditing matters.  The Committee shall investigate all matters brought to its attention within the scope of its duties, including the review of any significant fraudulent or illegal activities that may be discovered and any preventative action taken in response to such activities.

V.          Committee Powers

In the course of fulfilling its responsibilities and duties, the Committee shall be empowered (a) to initiate, if warranted, an investigation of any special situation, (b) to retain outside legal, accounting or other advisors and consultants without seeking approval from the Board if, in the Committee’s judgment, it is appropriate and (c) to delegate to one or more of its members any responsibility or duty of the Committee, which by its nature is not required to be performed by the entire Committee.  MFA shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to any external auditors employed to audit MFA’s consolidated financial statements and any legal, accounting or other advisors and consultants employed by the Committee in carrying out its duties.

VI.          Meetings

The Committee shall meet at least four times annually or more frequently as the circumstances dictate.  For each Committee meeting, the Committee will appoint a secretary to keep minutes of such meeting.  After approval of each set of minutes by the Committee, the Committee will submit such minutes to the Board for review and will cause such minutes to be filed with the minutes of the Board.

VII.          Limitations on Scope

The Committee members shall serve on the Committee subject to the understanding on their part and the part of MFA’s management, external auditors and internal auditors that:

1. The Committee members are not employees or officers of MFA and are not directly involved in MFA’s daily operations and they will not serve as members of the Committee on a full-time basis.

2. The Committee members expect MFA’s management, external auditors and internal auditors to provide the Committee with prompt and accurate information, so that the Committee can discharge its duties properly.

3. To the extent permitted by law, the Committee shall be entitled to rely on the information and opinions of the persons and entities noted above in carrying out its responsibilities.

The Committee members, in adopting this Charter and in agreeing to serve on the Committee, do so in reliance on, among other things, the provisions of MFA’s Amended and Restated Articles of Incorporation which:

1. Together with MFA’s By-laws, provide indemnification for their benefit; and,

2. To the fullest extent provided by law, provide that no director shall be liable to MFA or its stockholders for monetary damages for breach of fiduciary duty as a director.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
Please
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

1.	Election of Directors.

In their discretion as proxies, Stewart Zimmerman, Stephen Blank and George Krauss, and each of them or their respective successors, are hereby authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

							FOR	AGAINST	ABSTAIN
	Class III Nominees:		Class I Nominee:			2.	2004 Equity Compensation Plan. Approval of the amendment and restatement of the Company’s Second Amended and Restated 1997 Stock Option Plan.
	01 02 03	Stewart Zimmerman James A. Brodsky Alan L. Gosule	04	Edison C. Buchanan

							FOR	AGAINST	ABSTAIN
						3.	Auditors. Ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2004.
WITHHOLD AUTHORITY
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “FOR” but cross out such nominee’s name above.				FOR the election of all nominees listed above (except as marked to the contrary)	to vote for all nominees listed above

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTORS, FOR THE APPROVAL OF THE 2004 EQUITY COMPENSATION PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF AUDITORS.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

This proxy is revocable and the undersigned may revoke at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any adjournment or postponement thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for May 27, 2004 and the Proxy Statement for the Annual Meeting prior to the signing of this proxy.

Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/isd for secure online access to your proxy materials, statements, tax documents and other important stockholder correspondence.

Signature_______________________________________________________Signature_______________________________________________________Date__________________
Please mark, sign, date and return the proxy card promptly using the enclosed envelope.
 FOLD AND DETACH HERE 

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day, May 26, 2004.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/mfa	OR	Telephone 1-800-435-6710	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

REVOCABLE PROXY

MFA MORTGAGE INVESTMENTS, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MFA MORTGAGE INVESTMENTS, INC. FOR USE ONLY AT THE 2004 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 27, 2004 AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

     The undersigned hereby authorizes and appoints Stewart Zimmerman, Stephen Blank and George Krauss, and each of them or their respective successors, as proxy for the undersigned with full powers of substitution, to represent the undersigned at the 2004 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at the Regency Hotel, 540 Park Avenue, New York, New York on Thursday, May 27, 2004, at 10:00 a.m., New York City time, and at any adjournments or postponements thereof, and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

(continued and to be signed on the reverse hereof).

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE 

You can now access your MFA Mortgage Investments, Inc. account online.

Access your MFA Mortgage Investments, Inc. stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for MFA Mortgage Investments, Inc., now makes it easy and convenient to get current information on your stockholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time